UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Kimball International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIMBALL INTERNATIONAL, INC.
1600 Royal Street
Jasper, Indiana 47549
(812) 482-1600

NOTICE OF ANNUAL MEETING OF SHARE OWNERS
to be held October 21, 2014
To the Share Owners of Kimball International, Inc.:
The annual meeting of the Share Owners of KIMBALL INTERNATIONAL, INC., an Indiana corporation (the “Company”), will be held at the principal offices of the Company, 1600 Royal Street, Jasper, Indiana on Tuesday, October 21, 2014, at 9:30 A.M., Eastern Daylight Time (EDT), for the following purposes:

1.	To elect ten directors of your Company.

2.	To approve, in a non-binding, advisory vote, the compensation paid to our Named Executive Officers (“NEOs”).

3.	To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2015.

4.	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.
The Board of Directors has fixed the close of business on August 18, 2014, for determining our Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. Voters of the shares of the Company’s Class A Common Stock are entitled to elect nine directors, provide a non-binding, advisory vote with respect to the compensation paid to our NEOs, consider and vote upon the ratification of the Company’s independent registered public accounting firm, and vote upon all other matters properly presented at the meeting. Voters of the shares of the Company’s Class B Common Stock are entitled to elect one director.
In accordance with the e-proxy rules adopted by the Securities and Exchange Commission that permit companies to furnish proxy materials to their Share Owners primarily via the Internet, on or about September 10, 2014, the Company mailed many of its Share Owners a Notice of Internet Availability of Proxy Materials (the “Notice”). On or about the same date, the Company mailed a printed copy of its 2014 Annual Report to Share Owners, proxy statement and a proxy card to its other Share Owners. On the mailing date of the Notice, all Share Owners of record and street name holders will have the ability to access all of the Company’s proxy materials, including the 2014 Annual Report to Share Owners and the proxy statement, via the Internet at www.proxyvote.com.
If you have received a printed set of proxy materials, a proxy, being solicited on behalf of the Board of Directors, has been enclosed along with a return envelope, which requires no postage if mailed in the United States. If you own shares of both Class A Common Stock and Class B Common Stock, you will receive one Notice, or if you have received a printed set of proxy materials, you will receive Class A and Class B proxy cards in a consolidated mailing.
By Order of the Board of Directors
John H. Kahle, Secretary
September 10, 2014
YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE
PROMPTLY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE
INSTRUCTIONS ON THE NOTICE OR THE PROXY CARD, OR IF YOU
RECEIVED A PRINTED SET OF PROXY MATERIALS, YOU MAY VOTE
BY SIGNING, DATING AND MAILING THE ACCOMPANYING PROXY CARD.
THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO
VOTE IF YOU ATTEND THE MEETING IN PERSON.

PLEASE NOTE THAT IF YOU DECIDE TO ATTEND IN PERSON, YOU WILL BE ADMITTED ONLY ON THE FOLLOWING CONDITIONS:
A. PRESENTATION OF A PHOTO IDENTIFICATION, AND
B. YOUR NAME MUST BE ON OUR SHARE OWNER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 18, 2014 MUST BE PRESENTED.

DIRECTIONS TO THE ANNUAL MEETING OF SHARE OWNERS:
From Evansville, Indiana (via I-64 East):
Take exit 57 (US-231).
Go North on US-231 approximately 15 miles.
Turn right onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.
From Louisville, Kentucky (via I-64 West):
Take exit 63 (Highway 162).
Go North on Highway 162 approximately 12 miles.
At the intersection of Highway 162 and 3rd Avenue, proceed North on 3rd Avenue for 3 miles.
3rd Avenue becomes 3rd Street. Continue for 2 blocks.
Turn right onto Newton Street, which becomes US-231 Northbound.
Turn right onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.
From Indianapolis, Indiana (via Hwy 37 South):
Take Highway 37 South to Bedford.
In Bedford take US Highway 50 West to Loogootee approximately 30 miles.
In Loogootee take US 231 South to Jasper approximately 20 miles.
US 231 in Jasper is also called Newton Street.
Going Southbound on Newton Street, turn left onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.

KIMBALL INTERNATIONAL, INC.
1600 Royal Street,
Jasper, Indiana 47549
(812) 482-1600

ANNUAL MEETING OF SHARE OWNERS
October 21, 2014

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being provided to the Share Owners of KIMBALL INTERNATIONAL, INC. ("we," "us," "our" or the "Company") on or about September 10, 2014, and are furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Share Owners to be held October 21, 2014, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

This year, we are again pleased to be furnishing our proxy materials to our Share Owners via the Internet under the e-proxy rules adopted by the Securities and Exchange Commission ("SEC"). As a result, on or about September 10, 2014, we mailed to many of our Share Owners a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this Proxy Statement and our 2014 Annual Report to Share Owners, which includes our Annual Report on Form 10-K as filed with the SEC for the fiscal year ended June 30, 2014 (our "2014 Annual Report"). The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those Share Owners can request and receive a paper copy of our proxy materials, including this Proxy Statement, our 2014 Annual Report and a proxy card. All Share Owners who do not receive a Notice will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Using this distribution process conserves natural resources and reduces the costs of printing and distributing these proxy materials.

This Proxy Statement, the form of the proxy card and voting instructions are being made available to Share Owners on or about September 10, 2014, at www.proxyvote.com. Our 2014 Annual Report is being made available at the same time and by the same method. The 2014 Annual Report is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference. Share Owners may receive, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, including financial statements but excluding exhibits, as filed with the SEC. Please address requests for a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 to our Secretary at Kimball International, Inc., 1600 Royal Street, Jasper, Indiana 47549.

The SEC's rules permit us to deliver a single Notice or set of proxy materials to one address shared by two or more of our Share Owners. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of proxy materials to multiple Share Owners who share an address, unless we received contrary instructions from the impacted Share Owners prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or proxy materials, as requested, to any Share Owners at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at 800-542-1061 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a Share Owner sharing an address with another Share Owner and wish to receive only one copy of future Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Any of our Share Owners who properly deliver a proxy may revoke their proxy at any time prior to the voting thereof by either filing a written revocation with the Secretary of the Company, submitting another properly delivered proxy by telephone, via the Internet or by mail with a later date, requesting the return of the proxy from the Secretary prior to the vote, or attending the meeting and voting in person, although attendance at the meeting will not by itself revoke a previously granted proxy.

The entire cost of soliciting proxies will be borne by your Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and electronic mail by directors, officers, and employees of your Company without extra compensation. Your Company will also reimburse brokerage houses, custodians, nominees, and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

VOTING INFORMATION

Only Share Owners of record at the close of business on August 18, 2014, will be entitled to vote at the Annual Meeting. On that date, there were outstanding 7,706,450 shares of Class A Common Stock and 30,731,157 shares of Class B Common Stock. Each share of Class A Common Stock is entitled to one vote with respect to the election of nine directors, the non-binding, advisory vote to approve the compensation paid to our NEOs, the ratification of the Company's independent registered public accounting firm, and any other matters submitted to a vote at the meeting. Each share of Class B Common Stock is entitled to one vote with respect to the election of one director.

The presence of a quorum requires that a majority of outstanding shares of each class of Common Stock be present at the meeting by proxy or in person. Withholding authority, abstentions and "broker non-votes" will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Under current regulations, banks and brokers are not permitted to vote uninstructed shares on certain items (for example, in the election of directors and the vote on the compensation paid to our NEOs) on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1 in this Proxy Statement) or on the non-binding, advisory vote to approve the compensation paid to our NEOs (Proposal 2 in this Proxy Statement), no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (Proposal 3 in this Proxy Statement).

If you are a Share Owner of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. All properly delivered proxies will be voted. In the absence of contrary direction, the proxies will be voted "FOR" the election of each of the named nominees to the Board of Directors, "FOR" the non-binding, advisory vote to approve the compensation paid to our NEOs, and "FOR" the ratification of the appointment of the Company's independent registered public accounting firm. Shares held by participants in the Company's retirement plan will be voted in accordance with the participant's direction in his or her proxy unless such proxy is not timely received, in which case the trustee of the retirement plan will vote the shares in the same proportion as the shares for which the trustee received timely participant direction.

With a quorum present at the meeting, directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). The election of directors will not be affected if you choose not to vote your shares or if you withhold authority to vote your shares, and will not be affected by broker non-votes. To be approved, more shares of Class A Common Stock must be voted "FOR" the compensation paid to our NEOs than "AGAINST". The appointment of the Company's independent registered public accounting firm will be ratified and approved if more shares of Class A Common Stock are voted "FOR" the proposal than "AGAINST". Neither abstentions nor broker non-votes will affect the outcome of the foregoing proposals.

If you are a registered Share Owner, you can simplify your voting and save your Company expense by voting via telephone or the Internet. Instructions explaining how to vote by telephone or the Internet are provided on the Notice and the proxy card. These documents include a control number to verify a Share Owner's identity, allowing the Share Owner to access online proxy materials, vote the shares and confirm that the voting instructions have been recorded properly. If you vote via telephone or the Internet, please do not return a signed proxy card. If your shares are held in the name of a bank or broker, you may be able to vote via telephone or the Internet by following the instructions on the Notice or proxy form you receive from your bank or broker.

 The Board of Directors knows of no other matters that may come up for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.

SHARE OWNER PROPOSALS

Proposals which are desired to be presented at the 2015 Annual Meeting by Share Owners and included in the Company's Proxy Statement for that meeting must be received by the Company at its principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 13, 2015. Such proposals, however, must meet certain requirements under the regulations of the SEC to be included in the Company's Proxy Statement. A Share Owner wishing to nominate a candidate for election as a director or to bring any other proposal before the 2015 Annual Meeting of Share Owners (but not include the nomination or proposal in the Company's Proxy Statement), must cause written notice of the proposal to be received by the Secretary of the Company at its principal executive office no earlier than July 3, 2015, and no later than July 23, 2015. The written notice must also meet additional requirements as stated in the Company's By-laws, a copy of which is available upon written request directed to the Secretary of the Company.

SHARE OWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Share Owners may communicate with a member of the Board of Directors by sending comments in care of the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549. The Secretary has the discretion to forward the correspondence to the director, or if circumstances dictate, to other departments within the Company to which such communication is more appropriately addressed. A log of correspondence received and copies of the correspondence are available to any director who wishes to review them.

SHARE OWNERSHIP INFORMATION

Under the regulations of the SEC, persons who have power to vote or invest in or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. Because the voting or investment power of certain shares listed in the following table is shared, the same securities in certain cases are listed opposite more than one name in the table. The total number of our shares listed in the table for all executive officers and directors as a group, after elimination of such duplication, is 2,757,025 shares of Class A Common Stock (33.7% of the outstanding) and 1,021,499 shares of Class B Common Stock (3.3% of the outstanding), as of the date noted below.

Set forth in the following table are the beneficial holdings, as of August 8, 2014, of the Company's Class A Common Stock and Class B Common Stock on the basis described above for: (i) each person known to your Company who may be deemed to beneficially own more than 5% of either class of your Company's outstanding shares; (ii) each director; (iii) each "Named Executive Officer" (NEO) as listed in the Summary Compensation Table appearing later in this Proxy Statement; and (iv) all directors and executive officers as a group:

		Shares Beneficially Owned(a)(b)
Name		Sole Voting and Investment Power		Shared Voting and Investment Power	Percent of Class
Holders of more than 5% of the Outstanding Shares of Either Class
Douglas A. Habig	Class A	972,090		360,762	17.3%
1600 Royal Street	Class B	106,662		194,421	1.0%
Jasper, Indiana 47549
John B. Habig	Class A	432,709		356,546	10.2%
1500 Main Street	Class B	527,870		166,787	2.3%
Jasper, Indiana 47546
Barbara J. Habig	Class A	419,598		190,527	7.9%
2815 Ocean Mist Dr	Class B	104,172		26,013	(d)
Fernandina, Florida 32034-2295
James C. Thyen	Class A	698,925	(c)	461,552	14.5%
1600 Royal Street	Class B	99,913		75,064	(d)
Jasper, Indiana 47549

		Shares Beneficially Owned(a)(b)
Name		Sole Voting and Investment Power		Shared Voting and Investment Power	Percent of Class
Dimensional Fund Advisors LP (e)	Class A	None		None	None
Palisades West, Building One	Class B	2,573,382		None	8.4%
6300 Bee Cave Road
Austin, Texas 78746
BlackRock, Inc. (f)	Class A	None		None	None
40 East 52nd Street	Class B	2,128,892		None	6.9%
New York, NY 10022
Directors (not listed above) and Named Executive Officers:
Dr. Jack R. Wentworth	Class A	None		None	None
	Class B	12,765		10,006	(d)
Christine M. Vujovich	Class A	None		None	None
	Class B	31,742		None	(d)
Geoffrey L. Stringer	Class A	None		None	None
	Class B	37,432		None	(d)
Thomas J. Tischhauser	Class A	None		None	None
	Class B	41,287		None	(d)
Timothy J. Jahnke	Class A	None		None	None
	Class B	2,184		None	(d)
Kimberly K. Ryan	Class A	None		None	None
	Class B	1,076		None	(d)
Patrick E. Connolly	Class A	None		None	None
	Class B	None		None	None
Donald D. Charron	Class A	130,653	(c)	None	1.7%
	Class B	83,967		None	(d)
Robert F. Schneider	Class A	37,875	(c)	None	(d)
	Class B	128,297		None	(d)
John H. Kahle	Class A	37,675	(c)	4,216	(d)
	Class B	90,891		27,634	(d)
Donald W. Van Winkle	Class A	26,445	(c)	None	(d)
	Class B	50,244		None	(d)
All executive officers and directors	Class A	1,938,927	(c)	818,098	33.7%
as a Group (16 persons)	Class B	779,648		241,851	3.3%
_____________

(a)
Based upon information obtained from the executive officers, directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC). Class A Common Stock is convertible at the option of the holder to Class B Common Stock on a share-for-share basis. Amounts are reported and percentages are calculated on an unconverted basis. On August 8, 2014, there were outstanding 7,706,450 shares of Class A Common Stock and 30,731,157 shares of Class B Common Stock.

(b)
The “Sole Voting and Investment Power” column includes shares owned by the spouses living in the households of the individuals listed. The “Shared Voting and Investment Power” column includes shares held by limited partnerships, foundations, and trusts over which listed individuals have shared voting and investment power. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(c)
Class A shares include performance shares which are receivable as of August 8, 2014, as follows: James C. Thyen — 290,550 Class A shares; Donald D. Charron — 37,525 Class A shares; Robert F. Schneider — 37,875 Class A shares; John H. Kahle — 37,675 Class A shares; Donald W. Van Winkle — 26,445 Class A shares; and all executive officers and directors, as a group — 463,398 Class A shares. These share amounts have not been reduced by the following shares withheld to satisfy tax withholding obligations upon their vesting on August 19, 2014: Mr. Thyen — 130,280 Class A shares; Mr. Charron — 11,932 Class A shares; Mr. Schneider — 12,027 Class A shares; Mr. Kahle — 12,310 Class A shares; and Mr. Van Winkle — 8,397 Class A shares. The percentage of Class A shares owned by each person, or group, is determined by including in the number of Class A shares outstanding, those performance shares issuable to such person or group as of August 8, 2014.

(d)	Totals are under one percent of the outstanding class of stock.

(e)
This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on February 10, 2014, indicating beneficial ownership as of December 31, 2013, as updated by the Form 13F filed by such Share Owner with the SEC on August 8, 2014, indicating beneficial ownership as of June 30, 2014. The Share Owner reports that it has the sole power to vote or direct the vote of 2,480,818 shares and the sole power to dispose or direct the disposition of 2,573,382 shares but also notes that it is an investment advisor registered under the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the Company's shares held by the Funds. However, all of the Company's shares are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(f)
This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on January 29, 2014, indicating beneficial ownership as of December 31, 2013, as updated by the Form 13F filed with the SEC on August 6, 2014 by such Share Owner and its affiliates, indicating beneficial ownership as of June 30, 2014. BlackRock, Inc. reports that it is a parent holding company or control person and has the sole power to vote or direct the vote of 1,817,110 shares and sole power to dispose or direct the disposition of 2,128,892 shares, but also notes that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Company's shares and that no one person’s interest in the Company's shares is more than 5% of the total outstanding shares of the Company. BlackRock, Inc. reports that the following of its subsidiaries acquired the shares: BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors and BlackRock Institutional Trust Company, N.A.

ELECTION OF DIRECTORS
Director Nominees
At its August 2014 meeting, the Board of Directors (the “Board”) adopted and approved, in accordance with the Indiana Business Corporation Law, amendments to our By-laws to implement a classified board structure, effective as of the election of the directors at the 2014 Annual Meeting. As a result, our Board will be divided into three classes with approximately one-third of the directors up for election each year. As this is the first Annual Meeting of Share Owners since the classified board structure was adopted, the Share Owners are to elect each of ten directors to serve a term of either one, two or three years, or until their respective successors have been duly elected and qualified. Four (4) directors are to be elected to serve as Class I directors until the 2015 Annual Meeting of our Share Owners or until their successors are elected and have qualified; three (3) directors are to be elected to serve as Class II directors until the 2016 Annual Meeting of our Share Owners or until their successors are elected and have qualified; and three (3) directors are to be elected to serve as Class III directors until the 2017 Annual Meeting of our Share Owners or until their successors are elected and have qualified.
Subsequent to these initial terms, directors will be elected to serve a three-year term. At each Annual Meeting of Share Owners following this initial classification and election, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. To preserve the classified Board structure, the amendments to our By-laws also provide that a director elected by the Board to fill a vacancy holds office until the end of the term for which such director’s predecessor was elected, or if the vacancy arises because of an increase in the size of the Board of Directors, at the end of the term specified at the time of such director’s election or selection, and until that director's successor has been elected and qualified or until his or her earlier resignation, disqualification, disability or removal.
Holders of shares of the Company's Class A Common Stock are entitled to elect nine (9) directors, and holders of shares of the Company's Class B Common Stock are entitled to elect one (1) director. Each nominee is currently serving as a director of your Company. Each nominee has consented to continue to serve as a director. If for any reason any such nominee shall become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board has no reason to believe that any such nominee will be unable to serve. The nominees are divided into the following classes:
Class I (serving one-year term and then up for re-election in 2015):
Douglas A. Habig
Timothy J. Jahnke
James C. Thyen
Thomas J. Tischhauser*
Class II (serving two-year term and then up for re-election in 2016):
Donald D. Charron
Patrick E. Connolly
Kimberly K. Ryan
Class III (serving three-year term and then up for re-election in 2017):
Robert F. Schneider
Geoffrey L. Stringer
Christine M. Vujovich

*Mr. Tischhauser is nominated for election to the Board by the Class B Share Owners.

Director Changes
Dr. Jack R. Wentworth, a Director of your Company since 1984, is not standing for re-election to the Board of Directors. We are grateful for the many contributions made by Dr. Wentworth during his years of service on the Board. His leadership, wise counsel and sense of humor will be sorely missed.
On January 20, 2014, our Board of Directors announced a plan to pursue a spin-off of our electronic manufacturing services ("EMS") business segment into a separate public company, Kimball Electronics, Inc. ("Kimball Electronics"). Among other conditions, the planned spin-off is subject to final approval by our Board of Directors, receipt of an opinion from our tax counsel regarding the tax-free nature of the spin-off, receipt of regulatory approvals and the effectiveness of a registration statement on Form 10 that has been filed with the SEC. In addition, the spin-off is conditioned upon the anticipated conversion of a sufficient number of Class A shares into Class B shares resulting in both classes having identical rights. Approval by our Share Owners is not required for completion of the planned spin-off. The planned spin-off is not expected to be completed until after the 2014 Annual Meeting of Share Owners.

In conjunction with the completion of the spin-off, Douglas A. Habig, a Director since 1973 and Chairman of the Board since 1997, is expected to retire from the Company and resign from the Board. Likewise, James C. Thyen, a Director since 1982 and current President and Chief Executive Officer of your Company, is expected to retire as an executive officer of the Company and resign from the Board if the spin-off of the EMS business segment is successfully consummated. Mr. Habig and Mr. Thyen are both nominated for re-election at the 2014 Annual Meeting, as their expected retirements will not occur until the successful consummation of the spin-off of the EMS business segment which is anticipated to occur in the latter part of 2014. In addition, it is expected that Christine M. Vujovich, a Director of the Company since 1994; Geoffrey L. Stringer, a Director of the Company since 2004; and Thomas J. Tischhauser, a Director of the Company since 2008, will be appointed Directors of Kimball Electronics at the time the spin-off is consummated, but will also remain Directors of the Company. It is also expected that Donald D. Charron, who was elected a Director of the Company in 2013, and who is also Executive Vice President of the Company and President of Kimball Electronics, Inc., currently a subsidiary of the Company, will resign from the Board of the Company and be named Chairman and Chief Executive Officer of Kimball Electronics upon the consummation of the spin-off. Robert F. Schneider, who was appointed a Director of the Company in February 2014, is expected to be named Chairman and Chief Executive Officer of the Company upon the consummation of the spin-off. When the spin-off is consummated, the By-laws of the Company will be amended to reduce the number of directors from ten to seven.
During fiscal year 2014, the Compensation and Governance Committee identified and nominated four persons to serve on the Board: Patrick E. Connolly, Timothy J. Jahnke, Kimberly K. Ryan, and Robert F. Schneider. Mr. Schneider was nominated due to his planned succession to the position of Chief Executive Officer of the Company after the spin-off, while Messrs. Connolly and Jahnke and Ms. Ryan were identified and selected with the assistance of a third-party search firm who conducted a nationwide search for qualified candidates, provided initial evaluations and recommendations, and conducted background checks on the chosen candidates. These nominees were approved by the full Board and are now standing for election as directors for the first time.
 Director Qualifications
 The rapidly changing business conditions and markets in which the Company operates require a high-performance and committed Board. It is necessary that individual Board members possess a broad variety of experience, qualifications, attributes, and skills. These include personal integrity, commitment to the Company's Vision and Guiding Principles, practical judgment, broad complementary education, experience and expertise in various areas such as sales and marketing, international operations, finance and accounting, education, government, manufacturing, compensation systems, human resources, environmental regulation, financial markets, and leadership. Unique individual qualifications and skills of our nominees that led our Board to the conclusion that each should serve as a director are further described below. The nominees are:

Nominees for Election As Directors
By Holders of Class A Common Stock

Name	Information(a)	Director Since
Douglas A. Habig	Chairman of the Board of your Company; age 67; Mr. Habig has held the position of Chairman of the Board since 1997, and has held various executive positions with Kimball over the past 41 years. Mr. Habig's tenure and experience as a long-serving Board member, former Chief Executive Officer, President, and Senior Executive Vice President give him unique insight into the culture and operations of the Company. Upon completion of the spin-off of our EMS business segment, Mr. Habig is expected to retire from the Company and resign his position as a Director.	1973
Class I – re-election in 2015
James C. Thyen
President and Chief Executive Officer of your Company; age 70; Mr. Thyen joined Kimball in 1966 and has served in various management and executive capacities over the past 48 years. He joined the Company’s Board of Directors in 1982, while serving as Senior Executive Vice President, Chief Finance and Administrative Officer, and Treasurer. He served as Chief Financial Officer until 1997, when he was named President of the Company. In 2004, he was appointed President and Chief Executive Officer of the Company. Mr. Thyen’s tenure and experience with the Company as a Board member, President, Chief Executive Officer, Vice President, Executive and Senior Executive Vice President, and former Chief Financial Officer provide a wealth of knowledge regarding the markets, finances, operations, and strategic direction of the Company. Mr. Thyen has been a Director of FM Global since 2003. Upon completion of the spin-off of our EMS segment, Mr. Thyen is expected to retire as an executive officer of the Company and resign his position as a Director.
		1982
Class I – re-election in 2015

Name	Information(a)	Director Since
Robert F. Schneider
Executive Vice President and Chief Financial Officer of your Company; age 53; Mr. Schneider has held the position of Chief Financial Officer since 1997, and has been with Kimball for 26 years in various financial and executive positions. Mr. Schneider has responsibility for Strategic Planning, SEC Reporting, Finance, Capital Structure, Insurance, Tax, Internal Audit and Treasury services for your Company. He also held full Profit and Loss responsibility for the Kimball Hospitality subsidiary in 2013 and 2014. Mr. Schneider brings an extensive knowledge of finances, strategic planning and operations, along with many years of Kimball knowledge and its culture to the Board. Upon the completion of the spin-off of our EMS business segment, Mr. Schneider is expected to be named Chairman and Chief Executive Officer of the Company.
		2014
Class III – re-election in 2017
Donald D. Charron
Executive Vice President of your Company, President-Kimball Electronics Group; age 50; Mr. Charron has led the EMS segment since joining your Company in 1999. Mr. Charron's extensive contract electronics industry experience prior to joining your Company, as well as his intimate knowledge of Kimball Electronics operations, provides valuable operational, strategic, and global market insights. Upon completion of the spin-off of our EMS business segment, Mr. Charron is expected to resign from the Board of the Company and will no longer be an employee of the Company. Mr. Charron is expected to be named Chairman and Chief Executive Officer of Kimball Electronics.
		2013
Class II – re-election in 2016
Christine M. Vujovich
Ms. Vujovich, age 62, has served as a Director of your Company since 1994. Since 2012, Ms. Vujovich has been a member of the National Academy of Sciences Medium and Heavy-duty Vehicle Phase II Fuel Economy Committee, which advises the National Highway Traffic Safety Administration and the U.S. Environmental Protection Agency. Ms. Vujovich is currently retired, but served in various management positions at Cummins, Inc. from 1978 to 2009, including her position prior to retirement as Vice President, Marketing and Environmental Policy. Ms. Vujovich’s experience with international and domestic manufacturing and sales operations in a major manufacturing company provides valuable knowledge of marketing and manufacturing systems. Her environmental policy background provides expertise regarding governmental regulation.
		1994
Class III – re-election in 2017
Geoffrey L. Stringer	Mr. Stringer, age 71, has served as a Director of your Company since 2003, but is otherwise retired, having most recently served from 1998 to 2001 as Executive Vice President of Bank One Corporation and Chief Executive Officer of Bank One Capital Corporation. Prior to that, he held various other senior management positions at banks acquired by the Bank One Corporation. Mr. Stringer’s lifelong career experience as a banker provides significant breadth and depth of experience in general economics, capital markets, and financing.	2003
Class III – re-election in 2017
Timothy J. Jahnke
Mr. Jahnke, age 54, has served as a Director of your Company since February 2014. He has been President and Chief Executive Officer of Elkay Manufacturing Company (“Elkay”) since 2007, and also has served as a director of Elkay since 2009. Prior to that, he held various senior management positions at Newell Rubbermaid Corporation from 1986 to 2007. Mr. Jahnke has over thirty years of experience in management and leadership of operations of various manufacturing companies. His experience and knowledge of products for the housing, remodeling, hospitality, and commercial markets, combined with his international, operational and cultural experience will add important perspective to the Board.
		2014
Class I – re-election in 2015

Name	Information(a)	Director Since
Kimberly K. Ryan
Ms. Ryan, age 47, has served as a Director of your Company since February 2014. She has been President of Batesville Casket Company, a subsidiary of Hillenbrand, Inc., since 2011, was Group Vice President of Hill-Rom Holdings, Inc. from 2005 to 2011, and prior to that held various senior management positions within Hillenbrand Industries from 1989 to 2005. Ms. Ryan brings extensive knowledge of business-to-business products and services for a variety of industries and proven leadership in the areas of finance, operations, logistics, information technology, costing and marketing. Her strategic planning and financial background will provide keen insights to the Board.
		2014
Class II – re-election in 2016
Patrick E. Connolly	Mr. Connolly, age 55, has served as Director of your Company since August 2014. He has been Chief Operating Officer of Sodexo North America and President of Sodexo Health Care since 2007, and has held various senior management positions with Sodexo since 1989. Mr. Connolly's global experience in the health care industry, experience in driving innovation, and strong analytical and strategic planning skills are expected to bring diverse beneficial insights to the Company.	2014
Class II – re-election in 2016

Nominee for Election As Director
By Holders of Class B Common Stock

Name	Information(a)	Director Since
Thomas J. Tischhauser
Mr. Tischhauser, age 56, has served as a Director of your Company since 2008. He has been an independent executive consultant in leadership development and a principal with Wynstone Partners since 2007. He served as Vice President of Continental Automotive from 2006 to 2007 and has served in various management positions at Motorola from 1983 to 2006, including his last position as Corporate Vice President. Mr. Tischhauser’s broad experience in the electronics industry provides unique insight into the electronics markets from a global perspective. His broad range of experiences with various clients in the consulting services industry, his experience in strategic business planning, and his six years of experience as a member of the Company's Board give him insight and perspective on the furniture business as well as its culture and business strategies.
2008
Class I – re-election in 2015
_____________

(a)
Includes information each director has given us about his or her age, positions held, principal occupation, and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves (or during the past five years has served) as a director.

The Board of Directors recommends a vote “FOR” the election of each of the director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

The Board consists of a majority of "independent directors," as defined by the listing standards of The NASDAQ Stock Market LLC ("NASDAQ") and the Board has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors nominated for election are Mss. Vujovich and Ryan and Messrs. Stringer, Tischhauser, Jahnke and Connolly. The independent directors meet in regularly scheduled executive sessions and at other times as they deem appropriate.

During fiscal year 2014, the Board met five times and each director then in office attended 100% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which such director served during his or her tenure, except for Ms. Ryan who missed one Audit Committee meeting. The Company expects its directors to attend all board meetings, as well as the Annual Meeting of Share Owners. All directors who were then in office attended the last Annual Meeting of Share Owners held on October 15, 2013. Your Board currently has two standing committees: the Audit Committee and the Compensation and Governance Committee. The Board had a Strategic Planning Committee which was dissolved by the Board at its October 2013 meeting because all major strategic matters were being considered by the full Board.

Currently, the Audit Committee consists of three members of the Board: Geoffrey L. Stringer (Chairperson), Thomas J. Tischhauser, and Kimberly K. Ryan. Ms. Ryan was appointed on February 18, 2014, to take the place of Ms. Vujovich, who was appointed to the Audit Committee after the untimely passing of Mr. Harry W. Bowman in mid-2013. It is anticipated that Patrick E. Connolly will join the Audit Committee and Mr. Tischhauser will join the Compensation and Governance Committee subsequent to the October meeting of the Board. The Audit Committee met twelve times during fiscal year 2014. The Audit Committee operates under, and has the responsibilities set forth in, a written charter, which has been approved by the Board and is reviewed and reassessed annually or as circumstances dictate by the Audit Committee. The Audit Committee modifies the written charter, as necessary, to comply with all regulatory requirements as or before they become effective. A copy of the Audit Committee Charter is available on the Company's website at www.ir.kimball.com. The Board has determined that Mr. Stringer is an "Audit Committee financial expert" as defined by the rules of the SEC. None of the Audit Committee members, including the Audit Committee financial expert, are salaried employees of the Company and, in the opinion of the Board, all meet the NASDAQ and SEC requirements with respect to independence and accounting experience.

The current members of the Compensation and Governance Committee are: Christine M. Vujovich (Chairperson), Dr. Jack R. Wentworth and Timothy J. Jahnke, and it is anticipated that Thomas J. Tischhauser will be appointed to the committee in October 2014 to replace Dr. Wentworth. Mr. Jahnke was appointed to the Compensation and Governance Committee at the February 18, 2014, meeting of the Board. Each of the members of the Compensation and Governance Committee is "independent" as such term for compensation committee members is defined in the listing standards of NASDAQ, each is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each is an "Outside Director" as defined by the regulations under Section 162(m) of the Internal Revenue Code. The committee's responsibilities consist of making all determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer, reviewing and approving the compensation of all other executive officers in consultation with the Chief Executive Officer, approving awards under stock incentive plans, reviewing and approving the Company's contribution to its defined contribution retirement plan, and approving targets, certification of target achievement, and authorization of payments under the Company's Profit Sharing Incentive Bonus Plan (the "Incentive Bonus Plan"). See "Compensation Discussion and Analysis - Compensation Process" for a description of the role of executive officers and compensation consultants in setting compensation for executive officers. The Compensation and Governance Committee's responsibilities also include advising the Board in matters of corporate governance, identification of individuals qualified to be board members, board member evaluations, orientation, and succession planning. The Compensation and Governance Committee met four times during fiscal year 2014. A copy of the Compensation and Governance Committee's charter is available on the Company's website at www.ir.kimball.com.

The Compensation and Governance Committee identifies potential nominees for director based on specified objectives in terms of the composition of the Board, taking into account the need for broad and complementary experience and expertise. Nominees, whether recommended by the Compensation and Governance Committee or a Share Owner, will be evaluated on the basis of established board member criteria, including, but not limited to: personal integrity, practical judgment, willingness to think independently, diverse experience and expertise, commitment to your Company's Vision and Guiding Principles, and commitment to devote adequate time to board duties and to serve over a period of time sufficient to understand the Company's history, markets and business operations. Although it does not have a policy regarding diversity, the Compensation and Governance Committee does consider diversity of gender, race, national origin, education, and professional experience, which would enable a nominee to bring a varied set of skills and backgrounds to bear on the complicated issues which come before the Board.

The Compensation and Governance Committee also will consider candidates recommended by Share Owners. A Share Owner who wishes to recommend a director candidate for consideration by the Compensation and Governance Committee should send such recommendation to the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549, who will forward it to the Compensation and Governance Committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the Share Owner and the candidate for more information. A Share Owner who wishes to nominate an individual as a director candidate at the Annual Meeting of Share Owners, rather than recommend the individual to the Compensation and Governance Committee as a nominee, must comply with the advance notice requirements mandated by the Company's By-laws and further explained in this Proxy Statement under "Share Owner Proposals."

The Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risks. The Board approaches the Company’s risk management process in an intelligent manner based upon the fundamental recognition that risk management in any business enterprise requires an appropriate balance of two distinct aspects of risk:

•	Value Preservation — recognizing and mitigating as much as possible the risk of potential for loss or harm to any element of our business.

•	Value Creation — embracing the risks inherent in any business endeavor in order to reap the rewards of growth and profitability.
The Board has identified distinct risk categories, recognizing there is overlap of risks within each, and assigned oversight responsibilities as follows:

Risk	Oversight
Financial and Operating	Board
Strategic Planning	Board
Reporting and Compliance	Audit Committee
Governance and Independence	Compensation and Governance Committee
Compensation	Compensation and Governance Committee

 The Board regularly reviews information regarding the Company's financial position, operating results, and strategic plans, as well as risks associated with each. While the Audit Committee and the Compensation and Governance Committee are each responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Board currently separates the role of Chairman of the Board from the role of Chief Executive Officer. The Board believes this provides an efficient and effective leadership model for the Company. Separating the Chairman of the Board and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. Separation of these roles strengthens corporate governance which in turn strengthens risk management and thus leads to better corporate performance. A critical role of the Board is to supervise the Chief Executive Officer. Effective supervision cannot happen if the Board is controlled by the very person it is supposed to supervise. Because of the separation of the Chairman of the Board and Chief Executive Officer positions, the Board has determined it is not necessary, nor would it lead to more effective corporate governance, to appoint a lead director.

Compensation and Governance Committee Interlocks and Insider Participation

The members of the Compensation and Governance Committee during fiscal year 2014 were Christine M. Vujovich (Chairperson), Dr. Jack R. Wentworth, Geoffrey L. Stringer (through February 2014) and Timothy J. Jahnke (commencing in February 2014). It is anticipated that Dr. Wentworth will be replaced by Thomas J. Tischhauser upon Dr. Wentworth's departure from the Board at the 2014 Annual Meeting. None of the Compensation and Governance Committee members have ever been employed as an officer or employee of your Company or any of its subsidiaries, and none of the Compensation and Governance Committee members during fiscal year 2014 were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Company directors, executive officers and greater-than-ten-percent Share Owners file with the SEC and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and executive officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended June 30, 2014.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer or any member of his or her immediate family has an interest. In addition, any transactions with related persons or other circumstances that present potential conflicts of interest are to be reported to the Company's compliance officer either directly or through an anonymous reporting service. When reported, the transactions or other conflicts are reviewed and approved by the Compensation and Governance Committee, if in the best interests of our Share Owners to do so. None of the Audit Committee, the Compensation and Governance Committee, nor the Board has formal written policies regarding its review and approval of these types of transactions.

As approved by the Compensation and Governance Committee, Kurt A. Vonderheide, son-in-law of James C. Thyen, is employed by the travel services group of the Company as Director of Corporate Travel & Guest Relations. In this position, he receives compensation in excess of $120,000. He does not serve in a direct reporting relationship to Mr. Thyen.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation and Governance Committee (the "Committee") of our Board, which is responsible for overseeing the compensation program for all executive officers, plays a key role in designing and administering the Company's executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the Committee. The report of the Committee follows this Compensation Discussion and Analysis.

This Compensation Discussion and Analysis provides detailed information regarding our compensation programs and decisions for our chief executive officer, chief financial officer and the three other most highly compensated executive officers, based on their compensation for the fiscal year ended June 30, 2014. These officers are referred to herein as our “named executive officers”, or "NEOs".

This Compensation Discussion and Analysis is intended to supplement the more detailed information concerning executive compensation that appears in the "Executive Officer and Director Compensation" section below. Our goal is to provide our Share Owners and the investing public with a better understanding of your Company's executive compensation practices and the decisions made concerning the compensation payable to our executive officers, including our NEOs.

Advisory Vote on Executive Compensation
At our 2011 Annual Meeting, non-binding, advisory Share Owner votes were held to approve the compensation paid to our NEOs, commonly referred to as a say on pay vote, and to decide on the frequency of future advisory votes on executive compensation. A substantial majority of votes cast voted in favor of the executive compensation program described in the Company's 2011 proxy statement. As a result, the Committee and the Board determined that no changes needed to be made to our executive compensation policies and procedures as a result of the 2011 vote, and the Committee and the Board continued to apply the same general principles in determining the amounts and types of executive compensation. Additionally, a majority of our Share Owners voted in favor of the non-binding, advisory vote on our executive compensation being held every three years. Taking into account the preference of our Share Owners, the Board determined that this frequency was appropriate and was consistent with our long-term approach to executive compensation. Accordingly, we are holding a non-binding, advisory vote on executive compensation at our 2014 Annual Meeting. The next say on pay frequency vote will be held no later than our 2017 Annual Meeting of Share Owners.

Compensation Philosophy

Your Company applies a consistent philosophy to compensation for all employees, including management. The goal is to create long-term Share Owner value by:

1.
Rewarding Performance.  All parts of compensation are designed to reward executive performance. Base salary is designed to reward annual achievements, demonstrated leadership abilities, and management experience and effectiveness. All other elements of compensation focus on motivating the executive to achieve superior financial results.

2.
Aligning with Share Owners' Interest.  Your Company's objective is to align the interests of the executives with our Share Owners by strongly linking compensation to Company financial performance. Improved Company performance leads to improved stock prices and increased Share Owner value.

3.
Retaining Executive Talent.  Your Company's objective is to retain our executives by using key elements of compensation that provide substantial opportunity for financial rewards in comparison to other professional opportunities.

Components of Compensation

Your Company's compensation program is comprised of the following primary components: (i) annual cash compensation, which includes base salary and performance-based cash incentive compensation, and (ii) performance-based stock incentive compensation, each of which is described below. The Committee reviews the components of compensation on an individual executive and overall basis to achieve our goal of creating long-term Share Owner value.

Compensation Component	Purpose	Link to Compensation Philosophy
Annual base salary
To provide an appropriate level of fixed compensation that will promote executive recruitment and retention based on business responsibilities, personal performance during the prior year, and leadership qualities.
Rewards performance. Retains executive talent.
Performance-based cash incentive compensation	Variable component used to incentivize, motivate and link compensation with our financial success.	Rewards performance. Aligns interests with Share Owners' interests. Retains executive talent.
Performance-based stock incentive compensation	To motivate executive officers and retain key employees by aligning their goals with those of our Share Owners.	Rewards performance. Aligns interests with Share Owners' interests. Retains executive talent.
Additional discretionary cash and/or stock compensation	To recognize individual achievement in special situations.	Rewards performance. Retains executive talent.

Realized Compensation
Actual compensation realized in fiscal year 2014 by the NEOs is shown in the table below. This table supplements the Summary Compensation Table that appears on page 25. The primary difference between this supplemental table and the Summary Compensation Table is the value reported for performance shares. The Summary Compensation Table reports a targeted figure for performance shares which is based on a potential value in the year that the award was granted. The potential value is not guaranteed and is estimated based on an assumed payout at a target (Tier 4) level of our Incentive Bonus Plan, using the share price as of the date granted, and therefore performance shares are shown at a value different from the value of the actual performance shares earned during fiscal year 2014. In contrast, this supplemental table includes the actual value of performance shares earned during fiscal year 2014, as calculated under the Incentive Bonus Plan using the share price of $15.60 as of the August 19, 2014 vesting date. All other components of compensation are valued the same as reported in the Summary Compensation Table, as explained in the footnotes to that table.

Realized Compensation Table

Name and Principal Position		Salary	Performance Shares (Earned and Vested Value)	Incentive Bonus Plan (Earned Value)	Unrestricted Shares (Vested Value)	All Other Compensation	Total
	Year	($)	($)	($)	($)	($)	($)
James C. Thyen	2014	$933,452	$4,532,580	$793,434	$—	$51,453	$6,310,919
President, Chief Executive Officer	2013	$927,932	$2,054,624	$324,776	$—	$60,767	$3,368,099
	2012	$928,714	$375,465	$157,881	$—	$37,488	$1,499,548
Robert F. Schneider	2014	$479,700	$590,850	$407,745	$—	$23,239	$1,501,534
Executive Vice President, Chief Financial Officer	2013	$454,500	$356,166	$181,800	$—	$26,687	$1,019,153
	2012	$457,900	$59,031	$77,843	$6,400	$25,169	$626,343
Donald D. Charron	2014	$603,200	$585,390	$548,912	$—	$32,910	$1,770,412
Executive Vice President, President-Kimball Electronics Group	2013	$572,000	$445,153	$371,800	$—	$27,247	$1,416,200
	2012	$576,850	$74,232	$103,833	$9,600	$20,611	$785,126

John H. Kahle	2014	$397,800	$587,730	$338,130	$—	$27,488	$1,351,148
Executive Vice President, General Counsel, Secretary	2013	$383,400	$353,962	$153,360	$—	$25,774	$916,496
	2012	$388,400	$58,608	$66,028	$6,400	$16,785	$536,221
Donald W. Van Winkle	2014	$378,697	$412,542	$223,431	$—	$23,816	$1,038,486
Executive Vice President, President-Furniture Group

Total Direct Compensation

The following chart illustrates the allocation of fiscal year 2014 compensation for each NEO between each of the major compensation components listed above.

The amounts in the above graph are consistent with the amounts presented in the Realized Compensation Table, as follows:

•
Performance-Based Stock is the actual value of performance shares earned during fiscal year 2014, based on the number of shares earned as calculated under the Incentive Bonus Plan and the closing price of the Company's Class B Common Stock on August 19, 2014. Included in this category are annual performance shares and long-term performance shares.

•	Performance-Based Cash is the actual amount of cash incentive compensation earned during fiscal year 2014, pursuant to the Company's Incentive Bonus Plan.

•	Non-Performance-Based Compensation consists of base salary received in fiscal year 2014.

In making executive compensation decisions, the Committee does not have a specific policy for allocating the amount of compensation among the compensation components, but seeks to target each NEO's total compensation opportunity to the level the Committee considers market competitive and reflective of individual performance.

Compensation Decisions

The annual compensation of our NEOs is based upon the process described below in the "Compensation Process" section of this Compensation Discussion and Analysis and consists of components as delineated in the "Components of Compensation" section. The Committee does not utilize any specific target or formula for the NEOs' total compensation.

The Committee took the following actions during fiscal year 2014 and early fiscal year 2015 in regards to NEO compensation.

Date	Action Taken
August 2013
• Awarded annual performance share ("APS") and long-term performance share ("LTPS") opportunities for fiscal year 2014.

• Certified fiscal year 2013 economic profit results, resulting in issuance of APS and LTPS shares and Incentive Bonus Plan payments.

• Reviewed and approved compensation of NEOs.

June 2014	• Awarded APS and LTPS share opportunities for upcoming fiscal year 2015.
July 2014	• Certified fiscal year 2014 economic profit results, resulting in issuance of APS and LTPS shares and Incentive Bonus Plan payments.
August 2014	• Reviewed and approved compensation of NEOs.

Annual Cash Compensation

1. Base Salary.  Base salaries for our NEOs are based upon the scope of their responsibilities, their performance, the period over which they have performed those responsibilities, and other subjective factors as noted below in the "Compensation Process" section of this Compensation Discussion and Analysis. Decisions regarding salary increases or decreases take into account the executive's current salary and the amounts paid to the executive's peers within the Company. Base salaries of the President/Chief Executive Officer ("CEO") and Chairman of the Board ("Chairman") are reviewed as appropriate by the Committee, and the Committee makes adjustments as it deems necessary. Base salaries of our other executive officers are reviewed as appropriate by the CEO, usually on an annual basis. Adjustments to the base salaries of our other executive officers may be initiated by the CEO and approved by the Committee. Fiscal year 2014 base salaries were not increased compared to fiscal year 2013 except for Mr. Van Winkle who had been recently promoted and whose increased salary reflects his additional responsibilities. Annualized base salaries in effect as of the date of this Proxy Statement and the percentage change from annualized base salaries in effect as of the date of last year's proxy statement, for each of our NEOs were as follows:

Named Executive Officer	Annualized Base Salary	% Increase
James C. Thyen	$933,452	—%
Robert F. Schneider	479,700	—%
Donald D. Charron	603,200	—%
John H. Kahle	397,800	—%
Donald W. Van Winkle	394,737	13.3%

2. Cash Incentive Compensation.  Executive officers (except Chairman Douglas A. Habig) and full-time salaried employees, except those covered under commission-based compensation programs, are eligible to participate in the Incentive Bonus Plan which provides participants with an opportunity to receive a cash payment if certain profitability levels (tiers) for the fiscal year are achieved. The Incentive Bonus Plan measures profitability at three levels within the Company: (1) worldwide for Company-wide performance ("Worldwide"); (2) at a group level for certain combinations of business units ("Group"); and (3) at a business unit level for the performance of designated operations within the Company ("Business Unit").

The goal of the Incentive Bonus Plan is to link compensation with the long-term financial success of the Company.

The Incentive Bonus Plan establishes potential cash incentive amounts as a range of percentages of the participant's salary, with the payout percentage increasing with higher levels of profitability. The Incentive Bonus Plan also establishes different payout percentage ranges across several participant categories, setting higher payout percentage ranges for participants who, by virtue of their responsibilities, are expected to have a greater effect on the Company's profitability. The following matrix summarizes the cash incentive payout percentages at each economic profit tier for the various participant categories:

Economic Profit	Participant Categories
Tiers	1	2	3	4	5	6	7	8
1	100%	80%	60%	50%	40%	30%	20%	10%
2	80%	60%	45%	35%	30%	22%	15%	7%
3	60%	40%	30%	25%	20%	15%	10%	5%
4	40%	20%	15%	12%	10%	7%	5%	3%
5	20%	10%	8%	6%	5%	4%	3%	2%
6	0%	0%	0%	0%	0%	0%	0%	0%

For a particular fiscal year, the Committee sets each tier to a specific amount of economic profit. Economic profit is equal to the amount of net income less the cost of capital. The cost of capital represents the economic cost of a reasonable return on capital that is used in the business. New capital expenditures are excluded in computing the cost of capital for an appropriate period of time (currently 12 months) to encourage needed capital investments. Separate economic profit tiers are set for Worldwide, Group, and Business Unit plans. The Worldwide and Group economic profit tiers are set by the Committee after considering many factors, including comparisons to economic performance data gathered by the Company of numerous public companies. The economic profit tiers for the Worldwide, Group, and Business Unit levels are established so that performance attained between the tier 4 and tier 3 levels approximates the median economic profitability performance of these public companies. Achievement of a 100% cash incentive payout for executive officers is very difficult because the Incentive Bonus Plan is designed to pay maximum cash incentives only if the Company achieves economic profitability near the top quartile of these public companies. The Committee must approve the economic profit tiers within 90 days after the commencement of each fiscal year. The Committee may, within such 90-day time period, make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. While the Committee may make adjustments beyond the 90-day period, any such adjustments will not be applicable to our NEOs.

Our NEOs are in participant category 1 and thus may earn cash incentives anywhere from zero up to 100% of base salary. The Committee has set the target cash incentive for our NEOs at approximately 40% (tier 4 level) which is a cash incentive payout reflecting our desired level of compensation at risk. During fiscal year 2014, Messrs. Thyen, Schneider and Kahle participated at the Worldwide level, while Mr. Charron participated at the Electronics Group level and Mr. Van Winkle participated at the Office Furniture Group level. For the past five years, cash incentive payouts averaged 33% for the Worldwide plan, 43% for the Electronics Group plan, and 39% for the Office Furniture Group plan.

A participant's total cash incentive under the Incentive Bonus Plan may not exceed $1,000,000 for any fiscal year.

At the end of each fiscal year, but before cash incentives under the Incentive Bonus Plan may be paid, the Committee certifies the actual economic profit that was achieved and approves the payment of the cash incentive. The Committee does not have the discretion to increase, but can decrease, the amount of any cash incentive for NEOs under the Incentive Bonus Plan. There were no decreases in fiscal year 2014.

Cash incentives earned under the Incentive Bonus Plan for a particular fiscal year are accrued annually and paid in five installments over the succeeding fiscal year with 50% payable in August and 12.5% payable in each of the following months of September, January, April, and June. Cash incentives totaling less than $2,000 are paid in a lump sum in August. Except for provisions relating to retirement, death, permanent disability, and certain other circumstances described in a participant's employment agreement, participants must be actively employed on each payment date to be eligible to receive any unpaid installments. If a participant's termination of employment is caused by retirement, death, disability, or certain other circumstances described in a participant's employment agreement, the participant (or beneficiary, in the event of the participant's death) will be entitled to receive all cash incentive payments for the previous fiscal year and a pro rata share for the current fiscal year, all to be paid in full within 2 1/2 months after the end of the Company's fiscal year.

Based upon the fiscal year 2014 economic profit results, our NEOs will receive the following payouts under the Incentive Bonus Plan.

Named Executive Officer	Incentive Bonus Plan Payout (% of FY 2014 Base Salary)
James C. Thyen	85%
Robert F. Schneider	85%
Donald D. Charron	91%
John H. Kahle	85%
Donald W. Van Winkle	59%

Stock Compensation

The Company's Amended and Restated 2003 Stock Option and Incentive Plan (the "2003 Plan") permits a variety of stock incentive benefits consisting of restricted stock, restricted share units, unrestricted share grants, incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, and performance units. The Committee granted performance shares during fiscal year 2014. The Committee's view is that performance shares represent one of the more effective forms of stock incentive compensation available under the 2003 Plan by tying compensation directly to the economic profitability of the Company.

1.  Performance Shares

Performance shares include both an APS award and an LTPS award with one-fifth (1/5) of the LTPS award vesting annually over the succeeding five-year period. Prior to fiscal year 2014, these awards were approved by the Committee in August of each fiscal year. In June 2014, we changed our grant timing policy to grant performance shares in June. The new grant timing was intended to inform participants of their awards for the fiscal year 2015 performance period at or near the beginning of that fiscal year. The performance share awards set forth the maximum number of shares of your Company's stock which the participant is eligible to receive if the applicable profitability levels for the fiscal year have been achieved. The maximum number of shares awarded to each of our NEOs is determined by the Committee based upon the relative level of operational responsibilities of the NEOs for their respective business segment and the overall company, as well as the other subjective factors noted below in the "Compensation Process" section of this Compensation Discussion and Analysis.
For the APS award, the number of shares of your Company's stock that the NEO actually receives under the award is determined by multiplying (x) the NEO's payout percentage calculated under the Incentive Bonus Plan for the performance year by (y) the maximum number of shares set forth in the award. In order to determine the number of shares that the NEO actually receives under the LTPS award, the NEO's payout percentage (using the Worldwide level payout percentage for all NEOs calculated under the Incentive Bonus Plan for the performance year) is converted to a LTPS payout percentage according to the following table:

Incentive Bonus Plan Payout Percentage
LTPS Payout Percentage
40% - 100%	100%
0% - 39%	Incentive Bonus Plan Payout Percentage ÷ 40%
The resulting percentage is multiplied by the maximum number of shares eligible to be received in the applicable fiscal year. For the past five years, the shares ultimately earned for APS awards have averaged approximately 33% of the shares awarded for the Worldwide plan, 43% for the Electronics Group plan, and 39% for the Office Furniture Group plan for our NEOs. Shares ultimately earned for LTPS awards, which use the Worldwide level payout percentage for all our NEOs, have averaged approximately 60% of the shares awarded for the past five years.

The APS award acts as an incentive to drive higher profits on a shorter-term annual basis. The LTPS award acts as an incentive for longer term stock price appreciation by driving higher profits, which creates higher cash incentive percentages and greater payouts to the participants. The NEOs have no voting or dividend rights with respect to the performance shares until earned.

Based upon the fiscal year 2014 economic profit results, our NEOs were issued the following shares applicable to fiscal year 2014 performance under the 2003 Plan:

Named Executive Officer	FY 2014 APS Grant (Shares Issued) (1)	FY 2014 LTPS Grant (Shares Issued) (1)
James C. Thyen	121,550	169,000
Robert F. Schneider	6,375	31,500
Donald D. Charron	6,825	30,700
John H. Kahle	6,375	31,300
Donald W. Van Winkle	4,425	22,020

(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.

The “Stock Awards” column of the Summary Compensation Table on page 25 includes the targeted value of performance shares granted during fiscal year 2014, estimated based on an assumed payout at a target (Tier 4) level of our Incentive Bonus Plan and using the share price as of the date granted, which was $11.05 for the performance shares granted in August 2013 and $16.34 for the performance shares granted in June 2014. The share price as of the dates granted represents the closing prices of the Company's Class B Common Stock as reported by NASDAQ on August 12, 2013 and June 26, 2014, respectively, reduced by the present value of dividends not payable on outstanding performance shares. The performance shares granted in June 2014 will be earned based on fiscal year 2015 performance and therefore are not included in the table below.
The table below compares that targeted value with the actual value of performance shares earned during fiscal year 2014 as set forth above, based on the number of shares earned as calculated under the Incentive Bonus Plan and the closing price of the Company's Class B Common Stock as reported by NASDAQ on the August 19, 2014 vesting date, which was $15.60. The “Realized” column below excludes performance shares granted in June 2014 because the fiscal year 2015 performance period had not yet begun, and thus none of those performance shares could have been earned during fiscal year 2014.
We are providing this information to give additional context to the fiscal year 2014 compensation of our NEOs by showing the impact that our actual fiscal 2014 financial performance had on the value of realized compensation.

	Performance Shares
Named Executive Officer	Targeted Value for August 2013 Awards	Realized (Earned and Vested Value)	Realized Value as a Percentage of Targeted Value
	($)	($)	(%)
James C. Thyen	$2,499,510	$4,532,580	181.3%
Robert F. Schneider	$381,225	$590,850	155.0%
Donald D. Charron	$372,385	$585,390	157.2%
John H. Kahle	$379,015	$587,730	155.1%
Donald W. Van Winkle	$276,471	$412,542	149.2%

The maximum number of shares granted in June 2014 for the fiscal year 2015 performance period to each of our NEOs under the 2003 Plan was as follows:

Named Executive Officer	FY 2015 APS Award (Maximum # of Shares)	FY 2015 LTPS Award (Maximum # of Shares)
James C. Thyen	100,100	103,530
Robert F. Schneider	5,300	17,000
Donald D. Charron	5,300	17,000
John H. Kahle	5,300	17,000
Donald W. Van Winkle	5,300	17,000

2.  Unrestricted Shares

Because special situations occur where individual achievement may not be adequately recognized under this single incentive plan, the Committee, at the beginning of each fiscal year, grants authority to the Chairman and/or CEO to distribute additional discretionary cash and/or stock compensation up to an aggregate maximum amount to eligible participants for each particular fiscal year. For fiscal year 2014, no discretionary cash or stock compensation was awarded to NEOs.

For fiscal year 2014, the aggregate amount of cash compensation approved by the Committee was $500,000, and the maximum number of shares approved by the Committee was 600,000 shares of Class A or Class B Common Stock. The stock compensation may be in the form of performance share award opportunities and/or outright grants of shares of Common Stock, all to be awarded under the 2003 Plan. Discretionary compensation is awarded based upon individual effort and is paid in amounts and at such times as the Chairman and/or CEO determine, in their sole discretion. No employee has a guaranteed right to discretionary compensation in the event that performance targets are not met. Eligible participants include any employee of the Company, excluding the Chairman and CEO for cash or stock compensation, and excluding executive officers of the Company pursuant to Section 16 of the Exchange Act for stock compensation, except where approved by the Committee.

Other Compensation and Employee Benefits

Retirement Plan

Our NEOs participate in a defined contribution, participant-directed retirement plan in which all domestic employees are eligible to participate (the "Retirement Plan"). The Retirement Plan is intended to attract employees and promote employee retention by providing a long-term savings opportunity. The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Committee. The Committee considers Company profitability among other factors when determining the contribution. The total Company contribution is allocated based upon the total eligible compensation of eligible participants. Each eligible participant's Company contribution percentage is identical, including our NEOs. The Company's contribution percentage for fiscal year 2014 was approximately 3% of eligible compensation, up to the annual compensation limit under Section 401(a) of the Internal Revenue Code. Participant contributions are fully vested immediately and Company contributions are fully vested after five years of participation according to the following schedule. All NEOs are fully vested.

Years of Vesting Service	Vested Percentage
Less than 1	0%
1	10%
2	20%
3	40%
4	60%
5	100%

The Retirement Plan is fully funded and participants may choose to invest their balances among any combination of the following investment options shown in the table below. The annual return of each fund for the year ended June 30, 2014, is noted in parentheses.

Investment Option	Fund (Annual Return)
Stable Value Fund	Vanguard Retirement Savings Trust (1.68%)
Bond Fund	Vanguard Total Bond Market Index Fund Investor Shares (4.29%)
Bond Fund	PIMCO Total Return Fund; Institutional Class (4.88%)
Income Balanced Fund	Vanguard LifeStrategy Income Fund (8.12%)
Fixed Income Fund	Vanguard Inflation-Protected Securities Fund Investor Shares (4.34%)
Conservative Balanced Fund	Vanguard LifeStrategy Conservative Growth Fund (12.07%)
Moderate Balanced Fund	Vanguard LifeStrategy Moderate Growth Fund (15.97%)
Aggressive Balanced Fund	Vanguard LifeStrategy Growth Fund Investor Shares (20.08%)
S&P 500 Index Fund	Vanguard Institutional Index Fund Institutional Shares (24.56%)
Large Cap Value Fund	Vanguard Windsor II Fund Investor Shares (22.52%)
Growth Equity Fund	MainStay Large Cap Growth Fund; Class R1 (26.93%)
Small Cap Growth Fund	Vanguard Explorer Fund Investor Shares (25.08%)
Small Cap Value Fund	Vulcan Value Partners Small Cap Fund (19.52%)
Real Estate Fund	Vanguard REIT Index Fund Investor Shares (13.21%)
International Core Equity Fund	Vanguard International Growth Fund Investor Shares (24.76%)
Company Stock Fund	Kimball International Stock Fund (74.18%)

For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the Retirement Plan is reduced. See the following "Nonqualified Deferred Compensation" section.

Nonqualified Deferred Compensation

For our NEOs, other executive officers and other key employees who are deemed to be highly compensated under the 1986 Tax Reform Act, there is a fully-funded, nonqualified, Supplemental Employee Retirement Plan ("SERP") under which your Company contributes to the account of each participant an amount equal to the reduction in their Company contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. In addition, participants may voluntarily defer up to 50% of their eligible compensation under the SERP. A participant's deferrals are fully vested. Company contributions are subject to the same vesting schedule as the Retirement Plan, and are made within 2½ months after the end of the fiscal year. The Company's contribution percentage for fiscal year 2014 was approximately 3% of eligible compensation in excess of the annual compensation limit under Section 401(a) of the Internal Revenue Code. Investment options are the same as those under the Retirement Plan except for the exclusion of the Stable Value and Company Stock Funds and the addition of a Money Market Fund. Payments of a participant's elective deferrals and Company contributions are made as elected by the participant in lump sum or in installment payments over a period of 5 or 10 years commencing upon retirement or termination of employment, whichever occurs first. These amounts may be paid earlier in the event of death of the participant or an unforeseen emergency affecting the participant as determined by the committee appointed to administer the SERP. The SERP is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The assets of the SERP are held in a grantor trust in what is commonly referred to as a "rabbi trust" arrangement. This means that the assets of the SERP are subject to the claims of the Company's general creditors in the event of the Company's insolvency. For more information about amounts deferred by the NEOs, see the Nonqualified Deferred Compensation Table in this Proxy Statement.

Other Compensation

The Company provides our NEOs with other benefits, which the Committee believes are reasonable, competitive and consistent with the Company's overall compensation program directives. They are designed to promote the executives' physical and mental well-being in order to help them function more effectively in their respective positions.

These benefits and the rationale for providing each are as follows:

Benefit	Rationale
Financial Counseling	Aid personal financial planning through expert advice to properly manage financial affairs.
Tax Preparation	Assist in accurate preparation of personal income tax filings.
Executive Preventive Healthcare Program	Maintain health of executive and primary personal support person to permit peak performance.
Medical Reimbursement	Promote seeking of proper medical care by reducing potential financial barriers.

No loans of Company funds have ever been made to any executive officer for any purpose. Our NEOs and their spouses may use the Company aircraft in connection with the Executive Preventive Healthcare Program, with the appropriate amount being included in their taxable income. The exact amounts received from these benefits are not predetermined.

Employment and Severance Agreements

The Company has entered into written employment agreements with each of the NEOs. These employment agreements were intended to bring the Company more in line with competitive practices within the industries in which it operates and were designed to enhance the retention of executives and protect the interests of the Company by way of covenants not to compete. The agreements do provide for acceleration of certain benefits and payment of severance in certain circumstances, as described in the section entitled "Executive Officer and Director Compensation — Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control" section of this Proxy Statement.

Compensation Process

The Committee sets the CEO's and Chairman's compensation and approves the compensation of the other executive officers in consultation with the CEO who directly supervises those executive officers throughout the year. The Committee gives significant consideration to the recommendation of the CEO, but the final compensation decisions affecting our executive officers are within the Committee's discretion. No other roles are taken by the executive officers in setting their compensation, except for discussion of their individual performance with the CEO.

Judgment is used in making compensation decisions. Flexibility is critical in the assessment process to allow for adjustments due to new business conditions and to adjust for the evolving business environment. There is no predetermined formula for allocating compensation between cash and non-cash, current and long-term, or fixed and variable elements.

Key considerations affecting the determination of executive compensation include:

1.	Responsibilities — the scope and breadth of the duties and level of responsibility undertaken.

2.	Leadership — demonstrated ability to lead an organization.

3.	Performance — with an emphasis on consistent, sustained performance.

4.	Potential — demonstrated capacity to grow into more responsible leadership positions.

5.	Execution of Strategy — record of getting things done according to plans.

6.	Personal Development — demonstrated willingness to learn and grow professional and leadership skills.

7.	Promotion of Company Culture and Values — demonstrated commitment to modeling of Company Mission and Guiding Principles and ethical behavior.

8.	Company Results — demonstrated teamwork and support of Company goals and performance.

Neither the Company nor the Committee has any standing or contractual arrangement with any compensation consultant for review or recommendations regarding executive compensation.

During fiscal year 2014, the Committee used peer group compensation data from a report provided by Equilar, a compensation data provider, in setting executive compensation. The report set forth the results of a survey of responding companies within the S&P 500 index and included data on base pay, stock awards, and other forms of compensation awarded at those companies. This information was used as a reference by the Committee when making compensation decisions to ensure that the types and amounts of executive compensation were reasonable and competitive in view of this information.

Tax and Accounting Considerations

Section 162(m)

The Committee has considered the potential effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based executive compensation in excess of $1,000,000 paid to our NEOs covered under the law. APS and LTPS awards and cash incentives paid under the Incentive Bonus Plan are designed to be deductible as qualified performance-based compensation under Section 162(m) when they are paid to the NEOs. Our NEOs received other compensation during fiscal year 2014 which was not considered performance-based compensation, including base salaries and perquisites. The Committee will continue to monitor your Company's compensation program in relation to Section 162(m).

Section 409A

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee's income, as well as certain additional taxes, penalties and interest. The Company intends for, but does not currently require, its nonqualified deferred compensation arrangement to meet the effective requirements of Section 409A.

Recovery of Compensation from Executive Misconduct

If the Company determines that an executive officer has engaged in fraudulent or intentional misconduct, resulting in a restatement of the Company's financial results, the Company would take all possible actions to recover any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than the amount that would have been paid or awarded if calculated based on the restated financial results.

Share Ownership Guidelines

In 1997, your Company established stock ownership guidelines for directors and senior executives. The guidelines were updated in 2007. The current guidelines outline the expectations of directors and executives to maintain beneficial ownership of Company stock having a value expressed as a multiple of their director fees or their base salary, as the case may be, for as long as they remain a director or executive officer. Directors and executive officers are allowed a reasonable time, in the judgment of the Committee, to attain the expected beneficial ownership set forth in the guidelines. "Beneficial Ownership" includes, in addition to shares held directly by directors or executives, those shares held by a spouse, minor children or grandchildren, trusts, retirement plans, and unearned shares awarded under the 2003 Plan. The ownership status of each director and executive is reviewed annually by the Committee. The multiples are as follows:

Value as a Multiple of
Position	Base Salary or Fees
Director	X 3
Chairman, CEO, President	X 8
Senior Executive Vice President	X 6
Executive Vice President	X 4
Corporate Vice President	X 3
Subsidiary Vice President	X 2

COMPENSATION COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for fiscal year 2014 and this Proxy Statement. This report is provided by the following independent directors who comprise the Committee: Christine M. Vujovich (Chairperson), Jack R. Wentworth, and Timothy J. Jahnke.

COMPENSATION RELATED RISK ASSESSMENT

The Board believes that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation and Governance Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation and Governance Committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	the Incentive Bonus Plan's focus on the long-term financial success of the Company, as well as the payout over subsequent fiscal years, discourages short-term risk taking;

•	Incentive Bonus Plan profitability tiers are appropriately set to calibrate payouts at the targeted cash incentive level to the median levels of peer group performance;

•	performance share awards are appropriately linked to profitability; and

•	equity ownership guidelines discourage excessive risk taking.

Furthermore, as described under “Compensation Discussion and Analysis-Compensation Process”, compensation decisions include judgment by the Committee, which mitigates the influence of purely objective calculations on excessive risk taking. The Compensation and Governance Committee reviews the Company's compensation policies and practices on an annual basis to consider how effectively the policies and practices are providing incentives at an appropriate level of risk to executive employees.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE

The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to NEOs for or during the years ended June 30, 2014, 2013, and 2012, excluding those fiscal years where individuals were not classified as NEOs. For a more thorough discussion of our executive compensation practices, refer to the "Compensation Discussion and Analysis" section of this Proxy Statement.
The Summary Compensation Table appearing below contains values calculated and disclosed according to SEC reporting requirements. The “Stock Awards” column reflects awards with a grant date during each fiscal year. In June 2014, we changed our performance share grant timing policy with the intention of informing participants of their awards for the fiscal year 2015 performance period at or near the beginning of that fiscal year. As a result, the amounts shown in the “Stock Awards” column of the Summary Compensation Table for fiscal year 2014 include performance shares granted in August 2013 for the fiscal year 2014 performance period as well as performance shares granted in June 2014 for the fiscal year 2015 performance period, as described in more detail in Note 1 to this table. This transition, which resulted in the “Stock Awards” column for fiscal year 2014 including awards from two separate annual grant cycles, artificially increased the amount of compensation shown for each NEO for fiscal year 2014.

Name and Principal Position			Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($)
(a)	(b)	(c)	(e)	(g)	(i)	(j)
James C. Thyen	2014	$933,452	$5,655,516	$793,434	$51,453	$7,433,855
President, Chief Executive Officer	2013	$927,932	$2,326,834	$324,776	$60,767	$3,640,309
	2012	$928,714	$1,078,882	$157,881	$37,488	$2,202,965
Robert F. Schneider	2014	$479,700	$808,679	$407,745	$23,239	$1,719,363
Executive Vice President, Chief Financial Officer	2013	$454,500	$352,934	$181,800	$26,687	$1,015,921
	2012	$457,900	$188,103	$77,843	$25,169	$749,015
Donald D. Charron	2014	$603,200	$786,767	$548,912	$32,910	$1,971,789
Executive Vice President, President-Kimball Electronics Group	2013	$572,000	$420,638	$371,800	$27,247	$1,391,685
	2012	$576,850	$246,893	$103,833	$20,611	$948,187

John H. Kahle	2014	$397,800	$803,201	$338,130	$27,488	$1,566,619
Executive Vice President, General Counsel, Secretary	2013	$383,400	$350,750	$153,360	$25,774	$913,284
	2012	$388,400	$187,013	$66,028	$16,785	$658,226
Donald W. Van Winkle	2014	$378,697	$687,585	$223,431	$23,816	$1,313,529
Executive Vice President, President-Furniture Group

__________________

(1)	Stock awards consist of performance shares and unrestricted shares:

•
The compensation reported in the above table represents targeted performance share compensation for each of our NEOs, which does not reflect compensation actually received or earned by the NEOs in the respective years. See the Realized Compensation Table in the Compensation Discussion and Analysis section of this Proxy Statement for the actual value of performance shares earned in each of the fiscal years presented. The amounts included above represent the value at the grant date based upon the probable outcome of the performance conditions, which is estimated based on a payout at the target (Tier 4) level, or 40% of the maximum award opportunity for the APS and 100% of the maximum award opportunity for the LTPS.

•
In June 2014, we changed our grant timing policy to grant performance shares in June. Our prior policy granted performance shares in August. The new grant timing was intended to inform participants of their awards for the fiscal year 2015 performance period at or near the beginning of that fiscal year. However, this transition artificially increased the amounts reported in the “Stock Awards” column in 2014 by including awards from two separate annual grant cycles. For example, for Mr. Thyen, the amount included in the “Stock Awards” column for fiscal year 2014 included performance shares granted in August 2013 for the fiscal year 2014 performance period with a grant date fair value of $2,499,510 and also included the performance shares granted in June 2014 for the fiscal year 2015 performance period with a grant date fair value of $3,156,006.

•
The grant date fair value of the maximum number of performance shares that could have been earned in fiscal year 2014 was $3,447,600 for Mr. Thyen; $430,950 for Mr. Schneider; $422,110 for Mr. Charron; $428,740 for Mr. Kahle; and $326,196 for Mr. Van Winkle. The aforementioned amounts exclude the performance shares granted in June 2014 because the fiscal year 2015 performance period had not yet begun, and thus could not not have been earned during fiscal year 2014. The grant date fair value of the maximum number of performance shares granted in June 2014 that may be earned in fiscal year 2015 is $4,137,386 for Mr. Thyen; $479,416 for Mr. Schneider; $466,344 for Mr. Charron; $476,148 for Mr. Kahle; and $463,076 for Mr. Van Winkle. The grant date fair value of the maximum number of shares that could have been earned in fiscal year 2013 was $3,263,770 for Mr. Thyen; $402,074 for Mr. Schneider; $469,778 for Mr. Charron; and $399,890 for Mr. Kahle. The grant date fair value of the maximum number of shares that could have been earned in fiscal year 2012 was $1,546,492 for Mr. Thyen; $232,388 for Mr. Schneider; $310,868 for Mr. Charron; and $231,298 for Mr. Kahle.

•
Fiscal year 2012 also includes unrestricted shares awarded based upon individual effort. The grant date fair value of shares awarded in 2012 was $6,400 for each of Messrs. Schneider and Kahle and $9,600 for Mr. Charron. The value was calculated using the $6.40 closing price of Class B Common Stock as reported by NASDAQ on February 13, 2012.

•
The assumptions used to calculate the grant date fair values are set forth in Note 7 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

(2)
Amounts consist of cash incentive compensation earned for services rendered in the applicable fiscal year. The amounts are paid in the following fiscal year pursuant to the Incentive Bonus Plan. For a description of the Incentive Bonus Plan and the payout percentages awarded to the NEOs under the Incentive Bonus Plan for fiscal year 2014, see “Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Annual Cash Compensation — Cash Incentive Compensation”.

(3)
Includes benefits received by the NEOs from executive financial services programs, supplemental medical reimbursement, personal use of Company aircraft limited to transportation for spouses and NEOs related to a Board-approved Executive Preventive Healthcare Program, the value of the services and related benefits provided pursuant to the Executive Preventive Healthcare Program, Company contributions earned for the Retirement Plan and SERP, and de minimus Christmas bonus and life insurance premiums paid by the Company. The personal use of Company aircraft for disclosure in this column was valued at the aggregate incremental value of the benefit, which includes variable costs related to fuel, landing fees, crew expenses and other miscellaneous costs. SERP and Retirement Plan Company contribution amounts earned for fiscal year 2014 for Messrs. Thyen, Schneider, Charron, Kahle, and Van Winkle were $37,753; $19,851; $29,255; $16,541; and $15,317, respectively.

See the Compensation Discussion and Analysis in this Proxy Statement for further information about the material terms of the NEOs' compensation plans.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2014

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option Awards (3)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(l)
James C. Thyen
Incentive Bonus Plan		$—	$373,381	$933,452
APS(4)	08/12/13				—	57,200	143,000	$632,060
LTPS(5)	08/12/13				—	169,000	169,000	$1,867,450
APS(6)	06/26/14				—	40,040	100,100	$654,254
LTPS(7)	06/26/14				—	153,106	153,106	$2,501,752
Robert F. Schneider
Incentive Bonus Plan		$—	$191,880	$479,700
APS(4)	08/12/13				—	3,000	7,500	$33,150
LTPS(5)	08/12/13				—	31,500	31,500	$348,075
APS(6)	06/26/14				—	2,120	5,300	$34,641
LTPS(7)	06/26/14				—	24,040	24,040	$392,814
Donald D. Charron
Incentive Bonus Plan		$—	$241,280	$603,200
APS(4)	08/12/13				—	3,000	7,500	$33,150
LTPS(5)	08/12/13				—	30,700	30,700	$339,235
APS(6)	06/26/14				—	2,120	5,300	$34,641
LTPS(7)	06/26/14				—	23,240	23,240	$379,742
John H. Kahle
Incentive Bonus Plan		$—	$159,120	$397,800
APS(4)	08/12/13				—	3,000	7,500	$33,150
LTPS(5)	08/12/13				—	31,300	31,300	$345,865
APS(6)	06/26/14				—	2,120	5,300	$34,641
LTPS(7)	06/26/14				—	23,840	23,840	$389,546
Donald W. Van Winkle
Incentive Bonus Plan		$—	$151,479	$378,697
APS(4)	08/12/13				—	3,000	7,500	$33,150
LTPS(5)	08/12/13				—	22,020	22,020	$243,321
APS(6)	06/26/14				—	2,120	5,300	$34,641
LTPS(7)	06/26/14				—	23,040	23,040	$376,474
_________________
(1) Represents potential cash incentive payments under the Incentive Bonus Plan with respect to fiscal year 2014 performance. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level (40%) of base salary. See the column captioned "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table for the actual payout amounts under the Incentive Bonus Plan for fiscal year 2014 performance. See "Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Annual Cash Compensation — Cash Incentive Compensation" for additional information regarding the terms of the Incentive Bonus Plan.
(2) Represents APS and LTPS awards issued pursuant to the 2003 Plan. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level which is 40% of the maximum award opportunity for the APS and 100% of the maximum award opportunity for the LTPS. See "Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Stock Compensation — Performance Shares" for additional information regarding the terms of performance share awards.
(3) Amounts represent the grant date fair value of the target number of performance shares granted calculated using the closing price of the Company's Class B Common Stock as reported by NASDAQ on the grant dates reduced by the present value of dividends not payable on outstanding performance shares. The value for performance shares granted August 12, 2013 was $11.05 and the value for performance shares granted June 26, 2014 was $16.34.

(4) APS awards were granted in August 2013 for the fiscal year 2014 performance period. Based on fiscal year 2014 performance, the actual number of shares earned by each of Messrs. Thyen, Schneider, Charron, Kahle, and Van Winkle pursuant to their fiscal year 2014 APS award was 121,550; 6,375; 6,825; 6,375; and 4,425, respectively.
(5) LTPS awards represent the tranches of performance shares awarded during fiscal years 2010 through 2014, which could be earned for the fiscal year 2014 performance period. Based on fiscal year 2014 performance, the actual number of shares earned by Messrs. Thyen, Schneider, Charron, Kahle, and Van Winkle was 169,000; 31,500; 30,700; 31,300; and 22,020, respectively.
(6) APS awards were granted in June 2014 for the fiscal year 2015 performance period. No shares were eligible to be earned in fiscal year 2014.
(7) LTPS awards represent the tranches of performance shares awarded during fiscal years 2011 through 2014, which can be earned for the fiscal year 2015 performance period. No shares were eligible to be earned in fiscal year 2014.

See the Realized Compensation Table in the Compensation Discussion and Analysis section of this Proxy Statement for the actual value of performance shares earned during fiscal year 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2014

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	(#)	($)
(a)	(i)	(j)
James C. Thyen	686,770	$11,482,794
Robert F. Schneider	103,420	$1,729,182
Donald D. Charron	101,820	$1,702,430
John H. Kahle	103,020	$1,722,494
Donald W. Van Winkle	92,940	$1,553,957
_________________
(1) Unearned and unvested equity incentive plan awards consist of the following:

	Stock Award and Initial Grant Date
Name	APS 6/26/2014	APS 8/12/2013	LTPS 6/26/2014	LTPS 8/12/2013	LTPS 8/13/2012	LTPS 8/16/2011	LTPS 8/16/2010	LTPS 8/18/2009

James C. Thyen
Shares (#)	40,040	57,200	103,530	148,000	118,400	109,800	73,200	36,600
Vesting Date(s)	8/18/2015	8/19/2014	(a)	(b)	(c)	(d)	(e)	8/19/2014
Robert F. Schneider
Shares (#)	2,120	3,000	17,000	24,300	19,440	14,580	12,120	10,860
Vesting Date(s)	8/18/2015	8/19/2014	(a)	(b)	(c)	(d)	(e)	8/19/2014
Donald D. Charron
Shares (#)	2,120	3,000	17,000	24,300	19,440	14,580	10,520	10,860
Vesting Date(s)	8/18/2015	8/19/2014	(a)	(b)	(c)	(d)	(e)	8/19/2014
John H. Kahle
Shares (#)	2,120	3,000	17,000	24,300	19,440	14,580	11,720	10,860
Vesting Date(s)	8/18/2015	8/19/2014	(a)	(b)	(c)	(d)	(e)	8/19/2014
Donald W. Van Winkle
Shares (#)	2,120	3,000	17,000	24,300	19,440	14,580	10,120	2,380
Vesting Date(s)	8/18/2015	8/19/2014	(a)	(b)	(c)	(d)	(e)	8/19/2014
_____________
(a) Five remaining annual vesting dates beginning 8/18/2015
(b) Five remaining annual vesting dates beginning 8/19/2014
(c) Four remaining annual vesting dates beginning 8/19/2014
(d) Three remaining annual vesting dates beginning 8/19/2014
(e) Two remaining annual vesting dates beginning 8/19/2014

APS and LTPS awards represent the number of shares available for issuance pursuant to performance share awards assuming the targeted performance. At the targeted performance level, 40% of the shares eligible to be received under the APS award would be issued and 100% of the shares eligible to be received under the LTPS award would be issued. For LTPS awards, the initial grant date shown is the grant date of the initial annual tranche of the five-year awards. The remaining tranches for each LTPS award listed above will have grant dates occurring annually at the beginning of each performance period at approximately the same date each year.

(2) Calculated using the $16.72 closing price of Class B Common Stock as reported by NASDAQ on June 30, 2014.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2014

	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Name
(a)	(d)	(e)
James C. Thyen	186,445	$2,054,624
Robert F. Schneider	32,320	$356,166
Donald D. Charron	40,395	$445,153
John H. Kahle	32,120	$353,962
Donald W. Van Winkle	20,700	$228,114
_____________

(1)
Shares acquired upon vesting during fiscal year 2014 include APS awards and tranches of current and prior year LTPS awards granted on August 12, 2012 and issued on August 14, 2013. Shares have not been reduced by the following shares withheld to satisfy tax withholding obligations: Mr. Thyen — 76,284 shares; Mr. Schneider — 10,263 shares; Mr. Charron — 12,826 shares; Mr. Kahle — 10,199 shares; and Mr. Van Winkle — 6,573 shares.

(2)	The value realized is calculated by multiplying the $11.02 closing price of Class B Common Stock as reported by NASDAQ on the August 14, 2013 vesting date by the number of shares that vested.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the Company's equity compensation plans as of June 30, 2014:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in first column)
Equity compensation plans approved by Share Owners	1,974,863	(1)	$—	(2)	1,189,030	(3)
Equity compensation plans not approved by Share Owners	—		$—		—
Total	1,974,863		$—		1,189,030
_____________

(1)
Includes 1,974,863 performance share awards. The number of performance shares assumes the maximum number of shares which the participant is eligible to receive if applicable profitability levels are achieved. Approximately 91% of the total maximum number of shares originally granted was earned for fiscal year 2014.

(2)	There is no exercise price for performance share awards.

(3)
Represents the number of shares available for issuance under the 2003 Plan after subtracting the maximum number of shares which participants are eligible to receive if applicable profitability levels are achieved. Approximately 91% of the total maximum number of shares originally granted was earned for fiscal year 2014. Unearned shares are available for re-issuance under the 2003 Plan as restricted stock, restricted share units, unrestricted share grants, incentive stock options, nonqualified stock options, performance shares, performance units, and stock appreciation rights under the 2003 Plan.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2014

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)
James C. Thyen	$251,686	$25,080	$952,515	$—	$6,388,011
Robert F. Schneider	$33,085	$8,476	$98,036	$—	$961,220
Donald D. Charron	$48,759	$12,780	$214,391	$—	$2,085,230
John H. Kahle	$—	$5,989	$136,720	$—	$911,194
Donald W. Van Winkle	$25,529	$5,055	$141,941	$—	$764,264
_____________

(1)	These amounts are included in the fiscal year 2014 amounts in the “Salary” column of the Summary Compensation Table.

(2)	Represents Company contributions paid in August 2013, which are included in the fiscal year 2013 amounts in the "All Other Compensation" column of the Summary Compensation Table.

(3)	Earnings do not represent above-market or preferential rates, and are not included in the Summary Compensation Table for fiscal year 2014 or prior years.

(4)
The Aggregate Balance is the balance in the NEO’s SERP account as of June 30, 2014. The balance includes executive contributions in fiscal year 2014 and prior fiscal years, which are included in the “Salary” column of the Summary Compensation Table. The balance also includes Company contributions in fiscal year 2014 and prior fiscal years, which are included in the “All Other Compensation” column of the Summary Compensation Table.

Activity disclosed in the table above relates solely to the Company's SERP which is its only nonqualified deferred compensation arrangement. See the "Components of Compensation — Other Compensation and Employee Benefits — Nonqualified Deferred Compensation" section of the Compensation Discussion and Analysis for further information about the material terms of the SERP.

Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control
Your Company has outstanding Employment Agreements with Messrs. Thyen, Schneider, Charron, and Kahle, which were effective on May 1, 2006 and Mr. Van Winkle, which was effective on March 8, 2010. Each of the Employment Agreements with our executive officers is in substantially the same form. Pursuant to the Employment Agreements, if the executive’s employment is terminated by the Company without Cause (as defined below) or by the executive for Good Reason (as defined below), the Company will provide compensation and benefits to the executive as follows:
(i)  base salary through the date of termination of employment;
(ii)  any deferred and unpaid cash incentive amounts due for the immediately preceding fiscal year and a prorated amount of the target cash incentive for the cash incentive period in which the executive's last day of employment occurs;
(iii) (a) unless the executive’s termination occurs during the one-year period before a Change in Control (as defined below) of the Company or during the two-year period following a Change in Control, severance pay equal to the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target cash incentive for the period in which the last day of employment occurs or the executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits, or (b) if the executive’s termination occurs during the one-year period preceding a Change in Control or the two-year period following a Change in Control, severance pay equal to three times, in the case of James C. Thyen, and two times, in the case of the other executives, the amount determined in (iii)(a) above;
(iv) reimbursement for outplacement service costs up to $75,000, in the case of James C. Thyen, and $25,000, in the case of the other executives;
(v)  a payment in cash, shares or a combination thereof at the Company’s discretion, in each case equal to the intrinsic value at the termination date of all options and stock appreciation rights, and the fair market value of restricted stock, deferred share units, performance shares, and performance units, all of which will become fully vested; and
(vi) payment of all SERP benefit amounts, which will become fully vested.
“Cause” means a determination, by at least three-quarters of the members of the Board, that one or more of the following has occurred:

•
the executive’s willful and continued failure to perform substantially the duties of his position or to follow lawful instructions of a senior executive or the Board that continues for five days after the executive receives written notice identifying such failure;

•	the executive’s conviction of a felony or of another crime that reflects adversely on the Company;

•	the executive’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude; or

•	the executive’s material breach of his obligations under his employment agreement.
“Good reason” means one or more of the following has occurred:

•	a material adverse change in the nature or scope of the executive’s responsibilities;

•	a reduction in the executive’s salary rate or target cash incentive amount;

•	a reduction of 5% or more in the aggregate benefits provided to the executive and his dependents under the Company’s employee benefit plans;

•	a significant diminution in the executive’s position, authority, duties or responsibilities;

•	a relocation of the executive’s principal site of employment to a location more than fifty (50) miles from the principal site of employment; or

•	failure by the Company to obtain an assumption agreement regarding the executive’s employment agreement from any successor of the Company.
In the event of termination of employment for a reason other than Cause or Good Reason, the executive will receive his base salary through the date of termination and will be entitled to any benefits under the regular terms of the welfare, retirement, Incentive Bonus, SERP, and equity and incentive plans.
“Change in Control” generally means the consummation of any of the following:

•
the acquisition, by any one person or more than one person acting as a group, of ownership interests representing more than 50% of the total fair market value or of the total voting power of all ownership interests (the “Majority

Ownership”) of the Company, any affiliate of the Company that employs the executive, any entity that has a Majority Ownership of either the Company or such affiliate, or any entity in an uninterrupted chain of Majority Ownership culminating in the ownership of the Company or such affiliate (each, a “Relevant Company”) through merger, consolidation, or stock transfer;

•
the acquisition during any 12-month period, by any one person or more than one person acting as a group, of ownership interests in a Relevant Company possessing 35% or more of the total voting power of all ownership interests in the Relevant Company;

•
the acquisition of ownership during any 12-month period, by any one person or more than one person acting as a group, of 40% or more of the total gross fair market value of the assets of a Relevant Company; or

•
the replacement of a majority of members of the Board during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets, of a Relevant Entity within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and its interpretive regulations does not constitute a “Change in Control”.

The planned spin-off of the Company's EMS segment does not constitute a Change in Control.
Upon a Change in Control of the Company, the Company will pay to the executives an amount in cash, shares or a combination thereof at the Company’s discretion equal to the value at the effective date of the Change in Control of all options, stock appreciation rights, restricted stock, deferred share units, performance shares, performance units, and Incentive Bonus Plan payments, all of which will become fully vested. In addition, the executive will become fully vested in the SERP and will receive all benefit amounts under that plan. Further, upon a Change in Control, as an incentive for the executive to remain available to assist with transition matters, the Company will offer the executive a retention bonus equal to 50%, in the case of James C. Thyen, and 40%, in the case of the other executives, of the executive’s annual salary, payable in two equal installments, the first after three months following the Change in Control and the second after an additional three months, in each case as long as the executive remains an employee during such time (or if his employment is terminated by the Company without Cause or by the executive for Good Reason).
The Employment Agreements also provide that in the event the executive incurs any gross income inclusion, interest or additional tax pursuant to Section 409A of the Internal Revenue Code on any payments from the Company, then the Company will make a supplemental payment to the executive in an amount sufficient to pay the resulting tax liability as well as the tax liability on the supplemental payment. In addition, under the Employment Agreements, if any of the Company’s payments to the executive are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties). The Committee may, however, decide to reduce or eliminate that reimbursement or to reduce the executive’s compensation to the extent necessary to avoid Section 4999 taxation, if the aggregate compensation payable because of a Change in Control would exceed 5% of the net proceeds of the transaction.
In addition, the Employment Agreements impose non-competition and non-solicitation obligations on the executives during the term of their employment and for a period of 12 months (or a shorter period, for an executive employed for fewer than 12 months) following termination of employment for any reason.

The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such NEO’s employment. The amounts shown assume that such termination was effective as of June 30, 2014, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO’s separation from the Company and could therefore be more or less than the amounts set forth below. Upon the completion of the planned spin-off of the Company's EMS segment, Mr. Thyen is expected to retire from the Company and we expect the employment agreements of Messrs. Charron and Kahle will be assigned to and assumed by Kimball Electronics. The spin-off does not constitute a Change in Control.

	Change in Control	Without Cause or with Good Reason	Death, Disability or Retirement(5)	Other Termination(6)
James C. Thyen
Lump Sum(1)	$7,779,976	$1,494,094	$—	$—
Accelerated Benefits(2)	$14,715,008	$14,715,008	$5,997,634	$5,997,634	(7)
Retention Bonus(3)	$466,726	$—	$—	$—
SERP(4)	$6,388,011	$6,388,011	$6,388,011	$6,388,011
TOTAL	$29,349,721	$22,597,113	$12,385,645	$12,385,645	(7)
Robert F. Schneider
Lump Sum(1)	$2,142,493	$787,441	$—	$—
Accelerated Benefits(2)	$2,265,337	$2,265,337	$1,097,863	$—
Retention Bonus(3)	$191,880	$—	$—	$—
SERP(4)	$961,220	$961,220	$961,220	$961,220
TOTAL	$5,560,930	$4,013,998	$2,059,083	$961,220
Donald D. Charron
Lump Sum(1)	$2,698,991	$1,029,993	$—	$—
Accelerated Benefits(2)	$2,379,752	$2,379,752	$1,233,178	$—
Retention Bonus(3)	$241,280	$—	$—	$—
SERP(4)	$2,085,230	$2,085,230	$2,085,230	$2,085,230
TOTAL	$7,405,253	$5,494,975	$3,318,408	$2,085,230
John H. Kahle
Lump Sum(1)	$1,866,481	$668,917	$—	$—
Accelerated Benefits(2)	$2,189,034	$2,189,034	$1,024,904	$—
Retention Bonus(3)	$159,120	$—	$—	$—
SERP(4)	$911,194	$911,194	$911,194	$911,194
TOTAL	$5,125,829	$3,769,145	$1,936,098	$911,194
Donald W. Van Winkle
Lump Sum(1)	$1,741,601	$637,903	$—	$—
Accelerated Benefits(2)	$1,905,797	$1,905,797	$722,439	$—
Retention Bonus(3)	$157,893	$—	$—	$—
SERP(4)	$764,264	$764,264	$764,264	$764,264
TOTAL	$4,569,555	$3,307,964	$1,486,703	$764,264
  _____________

(1)
Payment is calculated based on executive’s annual base salary as of June 30, 2014 plus cash incentive compensation at the target level. The amounts include severance, benefits allowance, outplacement reimbursement, and, for a termination upon a Change in Control, the amount estimated to be payable to the NEO for reimbursement of the federal excise tax on excess parachute payments (Section 4999 of the Internal Revenue Code). This excise tax is payable if the value of certain payments that are contingent upon a Change in Control, referred to as parachute payments, exceeds a safe harbor amount. The computation of the excise tax is complex and is subject to various questions of interpretation. The amount of reimbursement included for excise tax reflects the Company’s best estimate at this time. In addition, there is estimated to be no tax liability pursuant to Section 409A of the Internal Revenue Code and accordingly no amounts are included for reimbursement of this tax.

(2)
Represents the value of unvested APS and LTPS awards, the vesting of which would accelerate as a result of the specified event of termination. APS and LTPS awards are valued by multiplying $16.72, the closing price of the Company’s Class B Common Stock as reported by NASDAQ on June 30, 2014, by the number of unvested shares that would vest upon the specified event of termination. The amount also includes the accrued but unpaid cash incentive compensation due under the Incentive Bonus Plan for fiscal year 2014. These amounts will be paid in a lump sum upon the specified event of termination.

(3)	Amount payable in two installments: 50% — 3 months after a Change in Control; and 50% — 6 months after a Change in Control.

(4)
Represents the fully vested SERP balance reflected in the Nonqualified Deferred Compensation Table included in this Proxy Statement, as each NEO has more than five years of service with the Company. This amount will be paid in a lump sum after a Change in Control, termination without Cause or with Good Reason, or death. In the case of disability, retirement or voluntary termination, the amount will be paid pursuant to the election of the NEO.

(5)
The amounts listed in the “Death, Disability or Retirement” column represent payouts for each of these events for Mr. Thyen. For Messrs. Schneider, Charron, Kahle, and Van Winkle, the amounts listed in this column represent only death or disability payouts because they were not of retirement age as of June 30, 2014, and therefore are not eligible for retirement benefits.

(6)	Includes termination by the Company for Cause and voluntary resignation by the NEO.

(7)
In the event of a termination of Mr. Thyen by the Company for Cause, he would receive no accelerated benefits. If Mr. Thyen leaves the Company voluntarily, his departure would be considered a retirement and he would receive the indicated accelerated benefits.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary, health benefits and distribution of account balances under the Retirement Plan.

DIRECTOR COMPENSATION

Fiscal Year 2014 Compensation to Non-Employee Directors

Directors' compensation is set by the Board. The level of compensation is guided by the following goals: compensation should fairly pay directors for work required in a company of Kimball's size and scope; and the structure of the compensation should be simple, transparent, market-competitive, and easy to understand.
 All non-employee directors of your Company received an annual retainer of $75,000 for service in fiscal year 2014. For new directors, this amount was prorated based on the number of meetings remaining in the fiscal year after such director joined the Board. Additionally, the Chairperson of the Audit Committee of the Board and the Chairperson of the Compensation and Governance Committee of the Board each received an additional $10,000 annual retainer fee. All committee meeting fees were eliminated effective at the beginning of fiscal year 2014; however, committee meeting fees from fiscal year 2013 were paid in arrears during fiscal year 2014.
Directors were able to elect to receive all or a portion of their annual retainer and/or meeting fees in shares of Class B Common Stock issued under the 2003 Plan. Directors also are reimbursed for travel expenses incurred in connection with attending Board and committee meetings.
The following Non-Employee Director Compensation Table shows the compensation paid to each non-employee director during fiscal year 2014. A full-time officer, who is or becomes a member of the Board, does not receive additional compensation for serving as a member of the Board and/or as a member of any of the committees of the Board. Messrs. Habig, Thyen, Schneider, and Charron are not included in this table because they received no additional compensation for their service as directors. The compensation of Messrs. Thyen, Schneider, and Charron is fully reflected in the Summary Compensation Table in this Proxy Statement. During fiscal year 2014, the directors, other than Messrs. Habig, Thyen, Schneider, and Charron, received compensation for serving on the Board and committees as follows:
Non-Employee Director Compensation in Fiscal Year 2014

Fees Earned or Paid in Cash
Name	($)
(a)	(b)
Harry W. Bowman (1)	$4,000
Timothy J. Jahnke (3)	$56,250
Kimberly K. Ryan (3)	$56,250
Geoffrey L. Stringer	$111,500
Thomas J. Tischhauser (2)	$87,000
Christine M. Vujovich (2)	$105,000
Jack R. Wentworth (2)	$85,000
 _____________

(1)	Mr. Bowman served as a director until his death on June 11, 2013, after which he received meeting fees posthumously.

(2)
Represents fees paid during fiscal year 2014, and includes the following amount of fees for which the director elected to receive Class B Common Stock in lieu of cash: Mr. Bowman — $4,000; Mr. Tischhauser — $37,500; Ms. Vujovich — $62,500 and Dr. Wentworth — $47,500. These amounts were converted into 397, 3,717, 6,195, and 4,708 shares, respectively, of Class B Common Stock using the per share price of $10.09, the market value for such shares on September 16, 2013.

(3)
Represents fees paid during fiscal year 2014, and includes the following amount of fees for which the director elected to receive Class B Common Stock in lieu of cash: Mr. Jahnke — $37,688 and Ms. Ryan — $18,563. These amounts were converted into 2,184 and 1,076 shares, respectively, of Class B Common Stock using the per share price of $17.26, the market value for such shares on February 18, 2014.

Board Stock Ownership Guidelines
 As discussed under "Compensation Discussion and Analysis - Share Ownership Guidelines," the Board adopted guidelines, which were updated in 2007, whereby all members of your Board are expected to own, at a minimum, shares of your Company's stock equal in value to three times the total annual fees earned as a director.

PROPOSAL TO APPROVE, IN A NON-BINDING, ADVISORY VOTE, THE COMPENSATION
PAID TO OUR NAMED EXECUTIVE OFFICERS
As we last did in 2011, and as required by Section 14A of the Exchange Act, we are asking the owners of our Class A Common Stock to approve the compensation paid to our NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement. This proposal, commonly known as a say on pay proposal, gives our Share Owners the opportunity to express their views on our executive compensation. Approximately 95.7% of the shares of Class A Common Stock that were voted on our 2011 say on pay proposal were voted in favor of the proposal. In accordance with the advisory vote conducted at the 2011 Annual Meeting on the frequency of future say on pay votes, we are currently conducting say on pay votes every three years. The next advisory vote on the frequency of say on pay votes will be conducted no later than the 2017 Annual Meeting of Share Owners.
The goals of our compensation programs are to create long-term Share Owner value by rewarding executive performance, to retain our executives by using key elements of compensation that provide substantial opportunity for financial rewards in comparison to other professional opportunities and to align the interests of our executives with our Share Owners by linking compensation to financial performance. We compensate our executive officers using a combination of salary, performance-based cash incentive compensation, performance share awards, and discretionary cash and/or stock compensation. Our compensation programs are designed to align our executives' contributions to ultimately achieve our goal of maximizing Share Owner value. We believe that our executive compensation programs accomplish this goal.
The Compensation Discussion and Analysis beginning on page 12 of this Proxy Statement describes our executive compensation program and the decisions made by the Compensation and Governance Committee during fiscal 2014 in more detail.
We are asking the owners of our Class A Common Stock to indicate their support for our NEOs' compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we recommend that the owners of our Class A Common Stock vote "FOR" the following resolution at the annual meeting:
"RESOLVED, that the owners of the Company's Class A Common Stock approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Share Owners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."
As an advisory vote, this proposal will not be binding upon us or our Board of Directors or Compensation and Governance Committee. However, we expect that the Compensation and Governance Committee, which is responsible for designing and administering your Company's executive compensation program, will consider the outcome of the vote when making future compensation decisions for our NEOs.
The Board recommends that the owners of Class A Common Stock vote “FOR” the advisory proposal approving the compensation paid to our NEOs as disclosed in this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions, internal control over financial reporting, and financial reporting processes. During the fiscal year ended June 30, 2014, the Audit Committee was comprised of at least three directors as required per the Audit Committee Charter. All members of the Audit Committee meet the independence and experience requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission.

Management is responsible for the Company's accounting functions, internal control over financial reporting, and financial reporting processes. The Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") on the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting.

In connection with these responsibilities, the Audit Committee met with management and Deloitte to review and discuss the June 30, 2014 financial statements including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under standards established by the Securities and Exchange Commission and the PCAOB. The Audit Committee also has received the written disclosures and the letter from Deloitte in accordance with the applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from the Company and management. In addition, the Audit Committee considered whether Deloitte's independence would be jeopardized by providing non-audit services to the Company.

The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and Deloitte. The Audit Committee met with the internal auditor and Deloitte, with and without management present, to discuss the results of the examinations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. The Audit Committee also discussed with management and Deloitte, management's report on, and Deloitte's report on and audit of, the Company's internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also met at least two times annually in a separate executive session with only members present.

It is not the duty of the Audit Committee to perform audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and Deloitte. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte. Based upon the Audit Committee's discussions with management and Deloitte, and the Audit Committee's review of the representations of management and Deloitte, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2014, filed with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Geoffrey L. Stringer (Chairperson)
Kimberly K. Ryan
Thomas J. Tischhauser

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively the "Deloitte Entities") audited the Company's annual financial statements for the fiscal year ended June 30, 2014. The Deloitte Entities have served as our independent registered public accounting firm since 2002.

Representatives of the Deloitte Entities will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

	2014	2013
	Deloitte Entities	Deloitte Entities
Audit Fees(a)	$1,165,283	$1,120,985
Audit-Related Fees(b)	$1,486,592	$45,105
Tax Fees(c)	$32,702	$36,826
All Other Fees	$—	$—
Total	$2,684,577	$1,202,916
  _____________

(a)
Includes fees paid for the audit of the annual financial statements, for the audit of internal control over financial reporting, for the review of the quarterly financial statements and for the statutory audits of international subsidiaries.

(b)
Audit-related fees for the fiscal year ended June 30, 2014 consisted primarily of carve-out audits of the business related to the spin-off of the EMS segment, as well as fees paid for the audit of various benefit plans. Audit-related fees for the fiscal year ended June 30, 2013 consisted primarily of fees paid for the audit of various benefit plans.

(c)	Consists of fees paid for tax compliance and related tax services.

Consideration of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm prior to the services being performed. The Audit Committee has established a pre-approval process for services provided by the independent registered public accounting firm which complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the pre-approval process is attached to this Proxy Statement as Appendix A. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm's independence in accordance with this pre-approval process and has determined that such services are compatible.

Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed the Deloitte Entities to be the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2015. They were appointed based upon:

•	performance on past audits, including the expertise of the engagement team;

•	experience, client service, and responsiveness;

•	leadership, management structure, and ethical culture; and

•	the amount of fees charged in relation to scope of work performed.

Ratification is not required by law or the Company's By-laws. The Company is submitting the appointment of the Deloitte Entities to the owners of our Class A Common Stock for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our Share Owners.

The Board of Directors recommends that the owners of Class A Common Stock vote "FOR" ratification of the appointment of the Deloitte Entities as the Company's independent registered public accounting firm.

APPENDIX A

APPROVAL PROCESS FOR SERVICES PERFORMED BY
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Objective

To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball International, Inc. (the "Company").

Process

The independent registered public accounting firm of Kimball International, Inc. reports to and is engaged by the Audit Committee of the Company. Prior to the engagement of the independent registered public accounting firm to render service, the service and fees are approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the Securities and Exchange Commission rules on auditor independence nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee's opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company. Pre-approval of services is obtained either (1) by explicit pre-approval of individual services from the Audit Committee or (2) by general pre-approval for certain tax compliance and related tax services.

The Audit Committee has delegated authority to the Audit Committee Chairperson to grant approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chairperson updates the full committee of approved independent registered public accounting firm services for informational purposes.

The independent registered public accounting firm has reviewed the policy and believes that the policy will not adversely affect the firm's independence.

A-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

KIMBALL INTERNATIONAL, INC. ATTN: JIM KRODEL 1600 ROYAL STREET JASPER, IN 47549
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS

KIMBALL INTERNATIONAL, INC.		DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. ELECTION OF CLASS A DIRECTORS	☐	☐	☐
NOMINEES:

ONE-YEAR TERMS:
01) DOUGLAS A. HABIG
02) TIMOTHY J. JAHNKE
03) JAMES C. THYEN

TWO-YEAR TERMS:
04) DONALD D. CHARRON
05) PATRICK E. CONNOLLY
06) KIMBERLY K. RYAN

THREE-YEAR TERMS:
07) ROBERT F. SCHNEIDER
08) GEOFFREY L. STRINGER
09) CHRISTINE M. VUJOVICH

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:	For	Against	Abstain

2. APPROVE, IN A NON-BINDING, ADVISORY VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

3. RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
---------------------------------------------------------------------------------------------------------------------------------------------------------
KIMBALL INTERNATIONAL, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS A COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 18, 2014, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana at 9:30 A.M., Eastern Daylight Time, on Tuesday, October 21, 2014, and at any adjournments thereof with respect to the matters on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHARE OWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE APPROVAL, IN A NON-BINDING, ADVISORY VOTE, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

KIMBALL INTERNATIONAL, INC. ATTN: JIM KRODEL 1600 ROYAL STREET JASPER, IN 47549
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS

KIMBALL INTERNATIONAL, INC.		DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEE:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. ELECTION OF CLASS B DIRECTOR	☐	☐	☐
NOMINEE:

ONE-YEAR TERM:
01) THOMAS J. TISCHHAUSER

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
-------------------------------------------------------------------------------------------------------------------------------------------------------
KIMBALL INTERNATIONAL, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS B COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 18, 2014, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana at 9:30 A.M., Eastern Daylight Time, on Tuesday, October 21, 2014, and at any adjournments thereof with respect to the matters on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHARE OWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, EXCEPT FOR KIMBALL RETIREMENT PLAN PARTICIPANTS FOR WHOM, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN.

Continued and to be signed on reverse side